UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Krispy Kreme Doughnuts, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 27, 2007

To Our Shareholders:

     On behalf of the Board of Directors and management of Krispy Kreme Doughnuts, Inc., I invite you to the Annual Meeting of Shareholders to be held on Monday, June 4, 2007, at 9:00 a.m., Eastern Time, at the M.C. Benton Jr. Convention and Civic Center, 301 West Fifth Street, Winston-Salem, North Carolina 27101. We look forward to greeting those shareholders able to attend.

     Details of business to be conducted at the Annual Meeting are provided in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement. Also enclosed for your information is a copy of our Annual Report on Form 10-K for the fiscal year ended January 28, 2007, which contains financial statements and other important information about our business.

     It is important that your shares are represented at the Meeting whether or not you plan to attend. Accordingly, we request your cooperation by signing, dating and mailing the enclosed proxy card, or voting by telephone or electronically through the Internet as soon as possible to ensure your representation at the Annual Meeting. If you do attend the Meeting and wish to vote in person, you may revoke your proxy at any time.

Sincerely,

DARYL G. BREWSTER
President and Chief Executive Officer

KRISPY KREME DOUGHNUTS, INC.
370 Knollwood Street
Winston-Salem, North Carolina 27103
_________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 4, 2007
_________________________________

To the Shareholders of
Krispy Kreme Doughnuts, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders of Krispy Kreme Doughnuts, Inc. will be held on Monday, June 4, 2007, at 9:00 a.m., Eastern Time, at the M.C. Benton Jr. Convention and Civic Center, 301 West Fifth Street, Winston-Salem, North Carolina 27101, for the following purposes:

     1. To elect (a) three Class II directors, all of whose terms will expire in 2010, and (b) two Class III directors, both of whose terms will expire in 2008;

     2. To approve amendments to our 2000 Stock Incentive Plan;

     3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending February 3, 2008; and

     4. To consider such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     Only shareholders of record as of April 4, 2007 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     A Proxy Statement and a proxy solicited by the Board of Directors are enclosed. Please sign, date and return the proxy card in the enclosed business reply envelope, or vote by telephone or electronically through the Internet as soon as possible to ensure your representation at the Annual Meeting. If you attend the Meeting and wish to vote in person, you may revoke your proxy at that time. Seating is limited at the Annual Meeting. If you plan to attend, you MUST register by following the instructions described under “Proxy Solicitation and General Information—Admission to Annual Meeting” in the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

WESLEY M. SUTTLE
Secretary

 April 27, 2007

i

ii

PROXY STATEMENT
April 27, 2007
For the Annual Meeting of Shareholders
To Be Held June 4, 2007
________________

PROXY SOLICITATION AND GENERAL INFORMATION

General

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Krispy Kreme Doughnuts, Inc. (the “Company” or “Krispy Kreme”) for use at Krispy Kreme’s Annual Meeting of Shareholders to be held on Monday, June 4, 2007, at 9:00 a.m., Eastern Time, at the M.C. Benton Jr. Convention and Civic Center, 301 West Fifth Street, Winston-Salem, North Carolina 27101, including any postponement or adjournment thereof (the “Annual Meeting”), for the purposes set forth in the accompanying notice. Beginning on or about April 27, 2007, Krispy Kreme is mailing this Proxy Statement and the accompanying proxy, together with its Annual Report on Form 10-K for the fiscal year ended January 28, 2007 (the “2007 Form 10-K”), to shareholders entitled to vote at the Annual Meeting.

Record Date and Share Ownership

     Only shareholders of record at the close of business on April 4, 2007 (the “Record Date”) are entitled to notice of, and to vote in person or by proxy at, the Annual Meeting. As of the Record Date, there were 64,648,392 shares of Krispy Kreme common stock outstanding and entitled to vote at the Annual Meeting.

Voting by Shareholders with Shares Held Directly in Their Name

     Shareholders with shares registered directly in their names in our stock records maintained by our transfer agent can vote by mail, by telephone or electronically through the Internet as described below.

  Vote by mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. To be effective, your vote must be received by 11:59 p.m., Eastern Time, on June 3, 2007.

  Vote by telephone. You can vote by calling toll-free 1-800-404-7833. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m., Eastern Time, on June 3, 2007. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate shareholders by using individual control numbers. If you vote by telephone, you do not need to return your proxy card.

  Vote by Internet. You also can choose to vote electronically through the Internet. The address of the website for Internet voting is www.proxyvoting.com/kkd. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m., Eastern Time, on June 3, 2007. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote electronically through the Internet, you do not need to return your proxy card.

Voting by Shareholders with Shares Held Through a Bank or Brokerage Firm

     If you hold shares of our common stock through a bank or brokerage firm, please refer to your proxy card or the information forwarded by your bank or brokerage firm to see which options are available to you. A number of banks and brokerage firms are participating in a program provided through Broadridge Financial Solutions, Inc. (“Broadridge”) that also offers telephone and Internet voting options. This program is different from the program provided for shares registered directly in the name of the shareholder. Votes submitted by telephone or by using the Internet through Broadridge’s program must be received by 11:59 p.m., Eastern Time, on June 3, 2007.

     The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If your shares are held in “street name” (that is, through a bank or brokerage firm), you must obtain a proxy, executed in your favor, from the record holder (i.e., the bank or brokerage firm) in order to be able to vote in person at the Annual Meeting.

Voting of Proxies

     All properly executed proxies received in time to be voted at the Annual Meeting will be voted in accordance with the directions specified. Proxies that are executed, but do not contain any specific instructions, will be voted “FOR” the election of all the nominees for directors specified herein, “FOR” the approval of the amendments to our 2000 Stock Incentive Plan specified herein and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2008.

Admission to Annual Meeting

     Seating is limited at the Annual Meeting. If you plan to attend the Annual Meeting, you MUST register by following the instructions given below.

     If you are a record shareholder (i.e., you hold your shares of common stock in your own name in an account with BB&T Corporate Trust) and plan to attend the Annual Meeting, you MUST check the appropriate box on your proxy card or, if voting by telephone or via the Internet, indicate your intention to attend the Meeting when prompted. Once your vote is received, your name will be placed on the admission list. Please retain the bottom portion of your proxy card as an admission ticket. If you plan to vote in person at the Meeting, you MUST inform us of your intention to do so by registering via the Internet at www.krispykreme.com. Alternatively, you may send a written request to: Krispy Kreme Doughnuts, Inc., 370 Knollwood Street, Suite 500, Winston-Salem, North Carolina 27103, Attention: Secretary. Note: You must present an admission ticket and valid photographic identification in order to gain entrance to the Annual Meeting.

     If you are a beneficial shareholder (i.e., you hold your shares of common stock through a bank or brokerage firm) and plan to attend the Annual Meeting, you may request to receive an admission ticket by contacting us via the Internet at www.krispykreme.com. You will be required to give your full name and address and present evidence that you are a shareholder (by providing the CUSIP number located on the top left corner of your proxy card or broker’s voting instruction form). Alternatively, you may send a written request containing the above information to: Krispy Kreme Doughnuts, Inc., 370 Knollwood Street, Suite 500, Winston-Salem, North Carolina 27103, Attention: Secretary. Once your request is received, your name will be added to the admission list and you will receive an admission ticket in the mail. Note: You must present an admission ticket, evidence of ownership (such as a recent brokerage account statement) and valid photographic identification in order to gain entrance to the Annual Meeting.

Matters to Be Presented

     Krispy Kreme knows of no matters to be presented at the Annual Meeting other than those indicated in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, it is the intention of the persons named in the proxy to vote your shares in accordance with their judgment.

Revocability of Proxies

     You may revoke your proxy and change your vote at any time prior to the voting of the proxy if notice is received by 11:59 p.m., Eastern Time, on June 3, 2007. You may do this by sending written notice of revocation to Krispy Kreme Doughnuts, Inc., 370 Knollwood Street, Suite 500, Winston-Salem, North Carolina 27103, Attention: Secretary, by submitting a subsequent proxy by mail, telephone or Internet with a later date, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not by itself revoke a proxy.

Quorum and Voting Requirements

     The holders of a majority of the shares entitled to vote at the Annual Meeting, represented in person or by proxy, shall constitute a quorum for the purpose of transacting business at the Annual Meeting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at the Annual Meeting. Directors are elected by a plurality of the votes cast. For the approval of the amendments to the 2000 Stock Incentive Plan and for the ratification of the appointment of Krispy Kreme’s independent registered public accounting firm, the vote of a majority of the shares voted on such matter, assuming a quorum is present, shall be the act of the shareholders on such matter.

     A shareholder voting for the election of directors may withhold authority to vote for all or certain director nominees. A shareholder may also abstain from voting on the approval of the amendments to the 2000 Stock Incentive Plan and the ratification of the appointment of Krispy Kreme’s independent registered public accounting firm. Votes withheld from the election of any nominee for director, abstentions from any other proposal and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on a matter.

     A “broker non-vote” occurs if a broker or other nominee who is entitled to vote shares on behalf of a record owner has not received instructions with respect to a particular item to be voted on, and the broker or nominee does not otherwise have discretionary authority to vote on that matter. Under the rules of the New York Stock Exchange (“NYSE”), brokers may vote a client’s proxy in their own discretion on certain items even without instructions from the beneficial owner, but may not vote a client’s proxy without voting instructions on “non-discretionary” items. The election of directors and the ratification of Krispy Kreme’s independent registered public accounting firm are considered “discretionary” items; the amendment of the 2000 Stock Incentive Plan is considered a “non-discretionary” item.

Other

     A copy of our 2007 Form 10-K is being furnished with this Proxy Statement to each shareholder of record as of the Record Date.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Directors, Nominees and Executive Officers

     The following table sets forth the number of shares of Krispy Kreme’s common stock, which is our only class of voting stock, beneficially owned as of April 4, 2007 by each director and nominee for director, the individuals named in the summary compensation table set forth below under “Executive Compensation,” as well as all directors and executive officers as a group. Beneficial ownership is determined under the rules of the Securities and Exchange Commission (the “SEC”). These rules deem common stock subject to options currently exercisable, or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options or of a group of which the person is a member; but they do not deem such stock to be outstanding for purposes of computing the percentage ownership of any other person or group. Unless otherwise indicated by footnote, the owner exercises sole voting and investment power over the shares.

		Percentage
	Number of Shares	Beneficially
Name of Beneficial Owner	Beneficially Owned	Owned
Charles A. Blixt	18,000	*
Daryl G. Brewster(1)	466,667	*
Stephen F. Cooper(2)	—	—
Lynn Crump-Caine(3)	—	—
Jeffrey L. Jervik(4)	12,683	*
C. Stephen Lynn(5)	—	—
Robert S. McCoy, Jr.(6)	13,008	*
James H. Morgan(7)	139,177	*
Douglas R. Muir(8)	11,707	*
Michael C. Phalen(9)	99,274	*
Andrew J. Schindler(10)	2,927	*
Robert L. Strickland(11)	277,177	*
Michael H. Sutton(12)	2,927	*
Lizanne Thomas(13)	2,927	*
Togo D. West, Jr.(14)	106,477	*
All directors and executive officers as a group (15 persons)	1,152,951	1.8%
____________________

*	Less than one percent

(1)	Includes (a) 200,000 shares of restricted common stock that will vest, provided that Mr. Brewster’s employment continues through the applicable vesting dates, in eight equal installments beginning on June 6, 2007 and continuing for each of the six three-month periods following June 6, 2007, with the final installment vesting on February 1, 2009 and (b) 166,667 shares issuable upon the exercise of currently exercisable stock options. Mr. Brewster was appointed as a director and President and Chief Executive Officer effective March 6, 2006.

(2)	On March 6, 2006, Mr. Cooper resigned as the Company’s Chief Executive Officer and was appointed our Chief Restructuring Officer. On June 14, 2006, Mr. Cooper resigned as the Company’s Chief Restructuring Officer.

(3)	Ms. Crump-Caine is a nominee for election as a Class II director at this meeting.

(4)	Represents shares of restricted common stock that will vest, provided that Mr. Jervik’s employment continues through the applicable vesting dates, in three (3) installments of 3,171 and a final installment of 3,170, beginning March 1, 2008, and continuing for each of the twelve-month periods following March 1, 2008, with the final installment vesting on March 1, 2011.

(5)	Mr. Lynn is a nominee for election as a Class III director at this meeting.

(6)	Consists of (a) 300 shares held by IRA account f/b/o Robert S. McCoy, Jr., (b) 9,781 shares issuable upon the exercise of currently exercisable stock options and (c) 2,927 shares represented by restricted stock units that vest within 60 days.

(7)	Consists of (a) 4,000 shares owned beneficially by Margaret O. Morgan, Mr. Morgan’s spouse, (b) 132,250 shares issuable upon the exercise of currently exercisable stock options and (c) 2,927 shares represented by restricted stock units that vest within 60 days.

(8)	Represents shares of restricted common stock that will vest, provided that Mr. Muir’s employment continues through the applicable vesting dates, in three installments of 2,927 and a final installment of 2,926, beginning March 1, 2008, and continuing for each of the twelve-month periods following March 1, 2008, with the final installment vesting on March 1, 2011. Effective June 5, 2007, Mr. Muir will be appointed as our Chief Financial Officer and an Executive Vice President, and will resign as our Chief Accounting Officer.

(9)	Consists of (a) 80,250 shares issuable upon the exercise of currently exercisable stock options and (b) 19,024 shares of restricted common stock that will vest, provided that Mr. Phalen’s employment continues through the applicable vesting dates, in four equal installments of 4,756 beginning March 1, 2008, and continuing for each of the twelve-month periods following March 1, 2008, with the final installment vesting on March 1, 2011. Effective June 5, 2007, Mr. Phalen will resign as our Chief Financial Officer. Following his resignation, all of his vested stock options will remain exercisable for 60 days.

(10)	Represents 2,927 shares represented by restricted stock units that vest within 60 days

(11)	Consists of (a) 236,000 shares held by the Robert Louis Strickland Revocable Living Trust, a trust of which Mr. Strickland is the sole trustee, (b) 12,000 shares held by Elizabeth Strickland, Mr. Strickland’s spouse, (c) 26,250 shares issuable upon the exercise of currently exercisable stock options and (d) 2,927 shares represented by restricted stock units that vest within 60 days. Mr. Strickland has submitted his resignation effective immediately preceding the Annual Meeting on June 4, 2007.

(12)	Represents 2,927 shares represented by restricted stock units that vest within 60 days

(13)	Represents 2,927 shares represented by restricted stock units that vest within 60 days

(14)	Includes (a) 95,550 shares issuable upon the exercise of currently exercisable stock options and (b) 2,927 shares represented by restricted stock units that vest within 60 days.

Beneficial Owners of More Than 5% of Common Stock

     The following table sets forth information about each person or entity known to Krispy Kreme to be the beneficial owner of more than 5% of Krispy Kreme’s outstanding common stock as of April 4, 2007.

			Percentage
	Number of Shares		Beneficially
Name and Address of Beneficial Owner	Beneficially Owned		Owned
Mohamed Abdulmohsin Al Kharafi & Sons W.L.L.	6,119,800	(1)	9.5%
P.O. Box 886
Safat 13009
Kuwait
Courage Capital Management, LLC	4,318,102	(2)	6.7%
Richard C. Patton
Donald Farris
4400 Harding Road, Suite 503
Nashville, Tennessee 37205
Schultze Master Fund, Ltd.	3,688,179	(3)	5.7%
c/o Q&H Corporate Services Ltd.
Third Floor, Harbour Centre
P.O. Box 1348GT
Grand Cayman, Cayman Islands
Schultze Asset Management, LLC
3000 Westchester Avenue,
Purchase, New York 10577
George J. Schultze
c/o Schultze Asset Management, LLC
3000 Westchester Avenue,
Purchase, New York 10577
Jefferies Asset Management, LLC	3,594,700	(4)	5.6%
The Metro Center
One Station Place, Three North
Stamford, Connecticut 06902
Jefferies Paragon Master Fund, Ltd.
Walker House, Mary Street
George Town, Grand Cayman
Cayman Islands, British West Indies
Morgan Stanley	3,343,395	(5)	5.2%
1585 Broadway
New York, New York 10036
____________________

(1)	This information is based on Schedule 13G/A filed with the SEC on January 24, 2007 by Mohamed Abdulmohsin Al Kharafi & Sons W.L.L. According to the Schedule 13G/A, Mohamed Abdulmohsin Al Kharafi & Sons W.L.L. has sole voting power and sole dispositive power with respect to 6,119,800 shares. Mohamed Abdulmohsin Al Kharafi & Sons W.L.L. controls the Americana Group, Krispy Kreme’s franchisee in the Middle East.

(2)	This information is based on Schedule 13G/A filed with the SEC on January 9, 2007 by Courage Capital Management, LLC (“Courage”), Richard C. Patton and Donald Farris. According to the Schedule 13G/A, Courage, Richard C. Patton and Donald Farris have shared voting power and shared dispositive power with respect to 4,318,102 shares. According to the Schedule 13G/A, Courage is an investment advisor registered pursuant to Section 203 of the Investment Advisers Act of 1940, as amended, and has the discretion to vote and dispose of all such reported shares. Richard C. Patton and Donald Farris are members and managers of Courage and may therefore be deemed to be the beneficial owners of such shares.

(3)	This information is based on Schedule 13G/A filed with the SEC on February 14, 2007 by Schultze Master Fund, Ltd., Schultze Asset Management, LLC and George J. Schultze. According to the Schedule 13G/A, George J. Schultze exercises sole voting and investment control over Schultze Asset Management, LLC, which exercises sole voting and investment control over 3,688,179 shares, including 3,204,179 shares beneficially owned by Schultze Master Fund, Ltd.

(4)	This information is based on Schedule 13G/A filed jointly with the SEC on February 14, 2007 by Jefferies Asset Management, LLC and Jefferies Paragon Master Fund, Ltd. According to the Schedule 13G/A, Jefferies Asset Management, LLC and Jefferies Paragon Master Fund, Ltd. have shared voting power and shared dispositive power with respect to 3,594,700 shares. Jefferies Asset Management, LLC filed the Schedule 13G/ A as investment manager to Jefferies Paragon Master Fund, Ltd.

(5)	This information is based on Schedule 13G filed with the SEC on February 15, 2007 by Morgan Stanley. According to the Schedule 13G, Morgan Stanley exercises sole voting power over 3,146,795 and sole dispositive power over 3,343,395 shares, which includes shares beneficially owned by certain operating units of Morgan Stanley and its subsidiaries and affiliates.

RECENT ACTIONS

     Over the last couple of years, we have made significant progress in our turnaround process, including in responding to and implementing findings and directives of the Special Committee of the Board of Directors, which issued its report in August 2005. See “Election of Directors—Board and Committee Information—Board Committees—Special Committee.” Steps that we have taken in our turnaround process include:

  restating our historical financial statements and becoming current in SEC reporting;

  settling the securities class actions and shareholder derivative actions, except the derivative action with respect to our former Chairman and Chief Executive Officer, Scott Livengood;

  reconstituting the Board so that, assuming the election of the two new director nominees at this Meeting, a substantial majority of the Board consists of independent directors who were not directors at the time of the events investigated by the Special Committee, and the Board as a whole has a broad range of relevant skills and experience;

  maintaining the separation of Chairman and Chief Executive Officer;

  eliminating the position of Emeritus Director;

  bringing on new senior leadership, including a new Chief Executive Officer;

  bolstering accounting resources and, as described in the 2007 Form 10-K, making progress in remediating material weaknesses in our internal control over financial reporting; and

  reviewing and revising our executive compensation policies, as discussed in more detail below under “Executive Compensation—Compensation Discussion and Analysis.”

ELECTION OF DIRECTORS
(Item Number 1 on the Proxy Card)

Composition of the Board of Directors

     Our bylaws provide that the Board of Directors shall consist of not less than nine nor more than 15 directors, with the exact number being set from time to time by the Board of Directors. Our Board of Directors presently consists of nine directors. Following the Annual Meeting, the Board of Directors will consist of ten directors. The Board of Directors is divided into three classes of directors, Class I, Class II and Class III. The terms of all of our current Class II directors will expire at this Annual Meeting of Shareholders.

Board Nominees for the Annual Meeting

     Based on the recommendation of the Governance Committee, our Board of Directors has nominated: (1) Daryl G. Brewster, Lynn Crump-Caine and Robert S. McCoy, Jr. for election to the Board of Directors as Class II Directors for a term expiring in 2010 and (2) Charles A. Blixt and C. Stephen Lynn for election to the Board of Directors as Class III Directors for a term expiring in 2008.

     Each nominee has consented to being named in this Proxy Statement and to serve if elected. If, prior to the Annual Meeting, any nominee should become unable or unwilling to serve, the shares of common stock represented by a properly executed and returned proxy will be voted for such additional person as shall be designated by the Board of Directors.

     The Board of Directors recommends a vote “FOR” the nominees for director listed below for election to the Board of Directors.

Set forth below is information as of April 4, 2007 regarding each nominee for director:

Name (Age)	Information About the Nominees

Nominees for Class II Directors Whose
Terms Will Expire in 2010

Daryl G. Brewster (50)	Daryl G. Brewster joined Krispy Kreme as President, Chief Executive Officer and a director on March 6, 2006. Previously, Mr. Brewster was Group Vice President of Kraft Foods and President of Kraft’s $6 billion North America Snacks & Cereals Sector, positions he held since 2003. From 2000 to 2002, Mr. Brewster was Executive Vice President of Kraft Foods North America and General Manager of Nabisco’s $4 billion North American Biscuit Division. In 2002, Mr. Brewster was appointed President of Kraft’s $2.5 billion North American International portfolio. Mr. Brewster is a member of the Board of Directors of E*Trade Financial Corp., a financial services company, where he serves on its Audit and Compensation Committees.

Lynn Crump-Caine (50)	Lynn Crump-Caine is a nominee for director. Ms. Crump-Caine currently serves as the Chief Executive Officer of OutsideIn Consulting, an organizational performance and strategy development consulting firm she founded in 2004. Formerly, Ms. Crump-Caine served in various capacities within McDonald’s Corporation from 1975 to 2004, including multiple executive positions from 1991 to 1999. From 1999 to 2001, Ms. Crump-Caine served as McDonald’s Corporation’s Executive Vice President of U.S. Restaurant Systems and continued her service as Executive Vice President of Worldwide Systems and Operations from 2001 to 2004.

Name (Age)	Information About the Nominees
Robert S. McCoy, Jr. (68)	Robert S. McCoy, Jr. has been a director since November 2003. Mr. McCoy retired in September 2003 as Vice Chairman and Chief Financial Officer of Wachovia Corporation, a diversified financial services company, where he had been a senior executive officer since 1991. Mr. McCoy has served as a member of the Board of Directors of MedCath Corporation, a cardiovascular services company, since December 2003. Mr. McCoy joined the Board of Directors of Website Pros, Inc., a provider of website building tools, internet marketing and lead generation solutions, in April 2007.

Nominees for Class III Directors
Whose Terms Will Expire in 2008

Charles A. Blixt (55)	Charles A. Blixt joined Krispy Kreme as General Counsel on an interim basis in September 2006. Effective April 23, 2007, Mr. Blixt resigned as our General Counsel. Prior to joining Krispy Kreme, Mr. Blixt was most recently Executive Vice President and General Counsel of Reynolds American Inc., a company formed in 2004 by the merger of R.J. Reynolds Tobacco Holdings and the U.S. operations of Brown & Williamson Tobacco Corporation. Before the merger, Mr. Blixt worked for more than 20 years in various legal positions for R.J. Reynolds. From 1995 to 2004, he was Executive Vice President and General Counsel, serving as the company’s Chief Legal Officer and managing all aspects of its legal affairs. Before joining R.J. Reynolds, Mr. Blixt held corporate legal positions at Caterpillar Tractor Company and Fiat-Allis Construction Machinery, and worked as an attorney in private practice in Illinois and Michigan. Mr. Blixt has served as a member of the Board of Directors of Targacept, Inc., a clinical-stage biopharmaceutical company, since August 2000, and Swedish Match AB, a global tobacco company based in Stockholm, Sweden, since April 2007.

C. Stephen Lynn (59)	C. Stephen Lynn is a nominee for director. Currently, Mr. Lynn serves as Chairman of Cummings Incorporated, a fully integrated provider of branding services to national and regional accounts. Previously, Mr. Lynn served as Chairman and Chief Executive Officer of Shoney’s, Inc. from 1995 to 1998. From 1983 to 1995, Mr. Lynn served as Chairman and Chief Executive Officer of Sonic Corporation. From 1981 to 1983, Mr. Lynn served as Vice President and Chief Operating Officer of Burtson Corporation (The Warehouse Restaurants). Before joining Burtson Corporation, Mr. Lynn was a Vice President at Century 21 Real Estate Corporation in Irvine, California from 1978 to 1981. Mr. Lynn was the Director of the Distribution Division at Kentucky Fried Chicken Corporation from 1973 to 1978. Prior to that, Mr. Lynn was an Industrial Engineer with Brown and Williamson Corporation.

About the Continuing Directors

     Set forth below is information as of April 4, 2007 regarding the continuing directors who are not nominees for election at this Annual Meeting as their current terms have not expired. Robert L. Strickland, one of our current directors, has submitted his resignation effective immediately preceding this Annual Meeting and, as a result, will not be a continuing director.

Name (Age)	Information About the Continuing Directors
James H. Morgan (59)	James H. Morgan has been a director since July 2000 and was elected Chairman of the Board of Directors in January 2005. Prior to that time, Mr. Morgan served as Vice Chairman of the Board of Directors from March 2004 to January 2005. Since January 2001, Mr. Morgan has served as Chairman and Chief Investment Officer of Covenant Capital, LLC (formerly Morgan Semones Associates, LLC), an investment management firm, which is the General Partner of The Morgan Crossroads Fund. Previously, Mr. Morgan served as a consultant for Wachovia Securities, Inc., a securities and investment banking firm, from January 2000 to May 2001. From April 1999 to December 1999, Mr. Morgan was Chairman and Chief Executive Officer of Wachovia Securities, Inc. Mr. Morgan was employed by Interstate/Johnson Lane, an investment banking and brokerage firm, from 1990 to 1999 in various capacities, including as Chairman and Chief Executive Officer, and led the transition during the merger of Interstate/Johnson Lane and Wachovia Corporation in 1999.

Andrew J. Schindler (62)	Andrew J. Schindler has been a director since September 2006. Mr. Schindler was formerly Chairman and Chief Executive Officer of R.J. Reynolds Tobacco Holdings and Chairman of Reynolds American Inc., a company formed in 2004 by the merger of R.J. Reynolds Tobacco Holdings and the U.S. operations of Brown & Williamson Tobacco Corporation. In over 30 years with Reynolds, Mr. Schindler held various senior management positions, including Vice President of Personnel, Executive Vice President of Operations and Chief Operating Officer of R.J. Reynolds Tobacco Company and Director of Manufacturing for Nabisco Foods. Mr. Schindler currently serves on the Board of Directors of ArvinMeritor Inc. and Hanesbrands Inc.

Michael H. Sutton (66)	Michael H. Sutton has been a director since October 2004. Mr. Sutton has been an independent consultant on accounting and auditing regulation issues since 1999. He currently serves on the Board of Directors of Allegheny Energy, Inc., a public utility holding company, and is Chairman of its Audit Committee. He also serves on the Board of Directors of American International Group, Inc., an international insurance and financial services company, and is Chairman of its Audit Committee. From 1995 to 1998, he was Chief Accountant of the SEC. Previously, Mr. Sutton was a senior partner and National Director, Accounting and Auditing Professional Practice of Deloitte & Touche LLP.

Name (Age)	Information About the Continuing Directors
Lizanne Thomas (49)	Lizanne Thomas has been a director since October 2004. Ms. Thomas has been practicing law since 1982 and currently is a senior corporate partner with the law firm of Jones Day in Atlanta, Georgia. Ms. Thomas has served as Firmwide Administrative Partner of Jones Day since 2003.

Togo D. West, Jr. (64)	Togo D. West, Jr. has been a director since July 2000. Mr. West currently serves as Chairman of TLI Leadership Group, which offers limited strategic advice on national or homeland security issues. From December 2004 to May 2006, Mr. West served as President and Chief Executive Officer of the Joint Center for Political and Economic Studies, a nonprofit research and public policy institution. Previously, Mr. West was an attorney with the law firm of Covington & Burling in Washington, D.C., where he was of counsel to the firm from 2000 to 2004, and was a partner with the law firm of Patterson, Belknap, Webb & Tyler LLP from 1981 to 1990. Mr. West served as Secretary of Veterans Affairs and a member of President Clinton’s Cabinet from 1998 to 2000, and served as Secretary of the Army from 1993 to 1998. From 1990 to 1993, Mr. West was Senior Vice President for Government Relations of the Northrop Corporation, an aerospace and defense systems company. Mr. West has been General Counsel of the Department of Defense, General Counsel of the Department of the Navy and has served with the U.S. Department of Justice. Mr. West currently serves as a member of the Board of Directors of Bowater Incorporated, a paper products company.

Determination of Independence

     Under our Corporate Governance Guidelines, which are available on our website at http://www.krispykreme.com/corpgovernance.pdf, a substantial majority of our directors is required to meet the criteria for “independent” directors set forth in the listing standards of the NYSE. The Board of Directors has determined that each of our current directors and nominees for directors, other than Mr. Brewster and Mr. Blixt, meets these criteria and is an “independent” director under the listing standards of the NYSE. In reaching a determination that each such director’s or nominee’s relationship with the Company is not material, the Board of Directors has determined that each such director or nominee, in addition to satisfying other requirements of the NYSE listing standards relating to independent directors set forth in Section 303A.02 of the NYSE Listed Company Manual, has no direct or indirect material relationship with the Company. In order to assist the Board of Directors in making this determination, the Board of Directors has adopted the following standards, as part of the Company’s Corporate Governance Guidelines, which identify relationships that a director may have with the Company that will not be considered material:

  If a director is an executive officer of another company which does business with Krispy Kreme and the annual revenues derived from that business are less than 1% of either company’s total revenues for the last fiscal year.

  If a director is a director, officer or trustee of a charitable organization and Krispy Kreme’s annual charitable contributions to the organization (exclusive of gift-match payments) are less than 1% of the organization’s total annual charitable receipts during the last fiscal year of such organization.

  If a director is a partner of or of counsel to a law firm that performs legal services for Krispy Kreme and payments made by Krispy Kreme to the firm during a fiscal year are not for legal services performed by the director or his immediate family and do not exceed 1% of the firm’s gross revenues for the last fiscal year.

     Our corporate governance guidelines are available in print to any shareholder who requests them by sending a written request to Krispy Kreme Doughnuts, Inc., 370 Knollwood Street, Suite 500, Winston-Salem, North Carolina 27103, Attention: Secretary.

Board and Committee Information

     Board of Directors

     The Board of Directors manages the business and affairs of Krispy Kreme in accordance with North Carolina law. In doing so, directors must exercise their business judgment in good faith in a manner consistent with their duty of loyalty and act in what they reasonably believe to be the best interests of Krispy Kreme.

     During Krispy Kreme’s fiscal year ended January 28, 2007, the Board of Directors held 21 meetings. During fiscal 2007, all of our current directors attended at least 75% of all meetings (including committee meetings) applicable to such director.

     Board Committees

     The Board of Directors has established an Audit Committee, Compensation Committee and Governance Committee to which it has assigned certain responsibilities in connection with the management of Krispy Kreme’s affairs. The Board of Directors designates the members of these committees. The Board of Directors has adopted written charters for each of these committees setting forth the roles and responsibilities of each committee. Specifically, our Audit Committee Charter is available on our website at: http://www.krispykreme.com/audit_charter.pdf, our Compensation Committee Charter is available on our website at: http://www.krispykreme.com/comp_charter.pdf and our Governance Committee Charter is available on our website at: http://www.krispykreme.com/gov_charter.pdf. Each of these documents is available in print to any shareholder who requests it by sending a written request to Krispy Kreme Doughnuts, Inc., 370 Knollwood Street, Suite 500, Winston-Salem, North Carolina 27103, Attention: Secretary. The Board of Directors also currently maintains a Special Committee and a Director Search Committee.

     Audit Committee. The purposes for which the Audit Committee was established include assisting the oversight by the Board of Directors of the integrity of our financial statements, compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm. As part of its responsibilities, the Audit Committee annually appoints Krispy Kreme’s independent registered public accounting firm and approves all fees and other compensation paid to them. Andrew J. Schindler, Michael H. Sutton and Robert S. McCoy, Jr., Chairman, are the current members of the Audit Committee. The Board of Directors has determined that each Audit Committee member is “independent” under the current rules of the Securities and Exchange Commission, and financially literate within the meaning of the listing standards of the NYSE and that each of Mr. McCoy, Mr. Schindler and Mr. Sutton is an “audit committee financial expert” under the current rules of the Securities and Exchange Commission. The Audit Committee meets the definition of an audit committee as set forth in Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee held 10 meetings during fiscal 2007. See “Report of the Audit Committee for Fiscal Year 2007.”

     Compensation Committee. The responsibilities of the Compensation Committee include making recommendations to the independent members of the Board of Directors with respect to the compensation of our Chief Executive Officer and our other executive officers and key members of management. The Compensation

Committee determines awards to all executive officers of stock or stock options pursuant to any of our stock option or stock-related plans in effect from time to time. In addition, the Compensation Committee administers and makes recommendations to the Board of Directors with respect to current and/or new incentive-compensation plans and equity-based plans. James H. Morgan, Robert L. Strickland and Togo D. West, Jr., Chairman, are the current members of the Compensation Committee, and the Board of Directors has determined that each such member is “independent” under the listing standards of the NYSE. The Compensation Committee held 11 meetings during fiscal 2007. See “Executive Compensation—Compensation Committee Report.”

     Governance Committee. The responsibilities of the Governance Committee include identifying individuals qualified to become members of the Board of Directors consistent with criteria approved by the Board of Directors, recommending to the Board of Directors the director nominees for the next Annual Meeting of shareholders or any special meeting of shareholders and filling vacancies or newly-created directorships that may occur between such meetings, overseeing the evaluation of the Board of Directors and management, and developing and recommending to the Board of Directors the corporate governance guidelines applicable to Krispy Kreme. The Governance Committee serves as the nominating committee of the Board of Directors. James H. Morgan, Lizanne Thomas and Robert L. Strickland, Chairman, are the current members of the Governance Committee. The Board of Directors has determined that each such member is “independent” under the listing standards of the NYSE. The Governance Committee held 8 meetings during fiscal 2007.

     Special Committee. In October 2004, the Board of Directors formed a special committee (the “Special Committee”) of newly-appointed independent directors, consisting of and co-chaired by Michael H. Sutton and Lizanne Thomas, to conduct an independent review and investigation of any and all issues raised by: (1) regulatory investigations such as those commenced by the SEC and the United States Attorney’s Office, (2) our independent registered public accounting firm, PricewaterhouseCoopers LLP, (3) shareholder demands and shareholder derivative actions and (4) whistleblowers. The Special Committee’s mandate also encompassed any other issues it deemed necessary or appropriate in furtherance of its investigation. In August 2005, the Special Committee issued its report, which contained numerous findings and directives. To date, we have made significant progress in responding to and implementing these findings and directives. As described in the 2007 Form 10-K, certain regulatory and litigation matters related to items within the Special Committee’s mandate remain unresolved. Specifically, investigations by the SEC and the United States Attorney’s Office for the Southern District of New York remain open and the derivative litigation against Mr. Livengood is ongoing.

Non-Management Directors

     Pursuant to Krispy Kreme’s Corporate Governance Guidelines, our non-management directors meet in executive sessions at each regularly scheduled meeting of the Board of Directors without any members of management being present. James H. Morgan, the Chairman of our Board of Directors, presides at these meetings of our non-management directors.

Director Attendance at Annual Shareholders’ Meeting

     Krispy Kreme’s Corporate Governance Guidelines provide that directors are expected to attend Annual Meetings of Shareholders. All of our directors attended our 2006 Annual Meeting of Shareholders held on January 31, 2007.

Communications with Directors

     Shareholders and other interested parties may contact any of the Company’s directors, a committee of the Board of Directors, the Company’s non-management directors or the Board of Directors generally, by writing to them in care of Krispy Kreme Doughnuts, Inc., 370 Knollwood Street, Suite 500, Winston-Salem, North Carolina 27103, Attention: Secretary. Correspondence will be forwarded as directed by the writer. The Company may first review, sort and summarize such communications. Solicitations, junk mail and obviously frivolous or inappropriate communications will not be forwarded.

     All concerns related to accounting, internal accounting controls or audit matters should be directed in writing to the Chairman of the Audit Committee in care of Krispy Kreme Doughnuts, Inc., 370 Knollwood Street, Suite 500, Winston-Salem, North Carolina 27103, Attention: Secretary. These concerns will be handled in accordance with the procedures established by the Audit Committee with respect to such matters.

Director Nominations

     Nominations Process

     The Governance Committee is responsible for identifying and recommending to the Board of Directors nominees for election as directors by our shareholders, as well as candidates to fill any vacancies on the Board of Directors that may occur. The Governance Committee is also responsible for considering any nominees for director properly submitted by shareholders in accordance with the procedures set forth in Krispy Kreme’s bylaws.

     Identifying and Evaluating Nominees for Directors

     The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Governance Committee through current directors, shareholders or other persons. During fiscal 2006, the Board of Directors engaged Heidrick & Struggles, Inc. and formed a director search committee comprised of directors to assist in the search for new directors to be considered by the Governance Committee. These candidates are evaluated at regular or special meetings of the Governance Committee and may be considered at any point during the year. The Governance Committee, with the assistance of the director search committee and Heidrick & Struggles, recommended that the Board of Directors nominate Ms. Crump-Caine and Mr. Lynn for election as directors. As described above, the Governance Committee considers properly submitted shareholder nominations of candidates for the Board of Directors.

     Director Qualifications

     In our Corporate Governance Guidelines, our Board of Directors has established certain qualifications to be considered by the Governance Committee in selecting nominees for director. Our full Board of Directors approves nominees for director. Under our Corporate Governance Guidelines, consideration is given to each individual director’s personal qualities and abilities, the collective skills and aptitudes of all of the directors, taking into account the responsibilities of the Board of Directors, and qualifications imposed by law and regulation. In addition, directors should have achieved prominence in their respective fields and have experience at a strategy/ policy setting level or high-level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems. Directors should possess integrity, independence, energy, forthrightness, analytical skills and commitment to devote the necessary time and attention to Krispy Kreme’s affairs. Directors should be willing to challenge and stimulate management and be able to work as part of a team in an environment of trust. Directors should be committed to representing the interests of all shareholders and not to advancing the interests of special interest groups or constituencies of shareholders. The Governance Committee of the Board of Directors may, from time to time, establish additional qualifications for directors as it deems appropriate.

     Shareholder Nominations

     Our Governance Committee will consider director candidates properly nominated by a Krispy Kreme shareholder entitled to vote at such election in accordance with the procedures set forth in Krispy Kreme’s bylaws. These procedures generally require that shareholders deliver nominations by written notice to the Secretary at our principal executive offices setting forth certain prescribed information about the nominee and the nominating shareholder. These procedures also require that the nomination notice be submitted not less than 40 days nor more than 90 days prior to the Annual Meeting. You may contact the Krispy Kreme Secretary at our principal executive offices for a copy of the relevant provisions of our bylaws regarding the requirements for shareholder nomination of director candidates. In evaluating such shareholder nominations, the Governance Committee will take into consideration the director qualifications set forth above. Krispy Kreme’s bylaws provide that only persons who are nominated in accordance with the procedures set forth in our bylaws are eligible for election as directors at the Annual Meeting of Shareholders.

Codes of Ethics

     Krispy Kreme has adopted codes of business conduct and ethics applicable to its directors and to its officers and other employees, which are available on our website. Specifically, our Code of Business Conduct and Ethics is available at: http://www.krispykreme.com/code_of _ethics.pdf, our Code of Business Conduct and Ethics for Members of the Board of Directors is available at: http://www.krispykreme.com/board_ directors_ethics.pdf, and our Code of Ethics for Chief Executive and Senior Financial Officers is available at: http://www.krispykreme.com/officers_ethics.pdf. Each of these documents is available in print to any shareholder who requests it by sending a written request to Krispy Kreme Doughnuts, Inc., 370 Knollwood Street, Suite 500, Winston-Salem, North Carolina 27103, Attention: Secretary. Any amendment (other than any technical, administrative or other non-substantive amendment) to or waiver of a provision of these codes of ethics that applies to any Krispy Kreme director or executive officer will also be disclosed on our website.

Compensation Committee Interlocks and Insider Participation

     James H. Morgan, Robert L. Strickland and Togo D. West, Jr. served as members of the Compensation Committee during fiscal 2007. None of the members of the Compensation Committee is an officer or employee of the Company or any of its subsidiaries. None of our current executive officers serves as a director of another entity that has an executive officer which serves on our Board.

Executive Officers

     Set forth below is information as of April 4, 2007 regarding the executive officers who are not serving or nominated as directors:

Name (Age)	Information About the Executive Officers
Michael C. Phalen (37)	Michael C. Phalen joined Krispy Kreme as Chief Financial Officer in January 2004. Prior to joining Krispy Kreme, Mr. Phalen served as an Executive Director in the Consumer & Business Services group at CIBC World Markets, an investment bank, from 2002 to 2003. From 1996 to 2002, Mr. Phalen worked at Deutsche Banc Alex. Brown, most recently as Vice President of Corporate Finance, focusing on the restaurant, retail, food and beverage and consumer products sectors. From 1991 to 1995, Mr. Phalen worked at Deloitte & Touche LLP. Mr. Phalen is a certified public accountant. Effective June 5, 2007, Mr. Phalen will resign as our Chief Financial Officer.

Douglas R. Muir (53)	Douglas R. Muir joined Krispy Kreme as Chief Accounting Officer in June 2005. Mr. Muir had been a consultant to the Company since December 2004. From 1993 to 2004, he held various senior financial management positions with Oakwood Homes Corporation, including Executive Vice President and Chief Financial Officer. On November 15, 2002, Oakwood Homes Corporation filed for protection under Chapter 11 of Title 11 of the United States Code. Prior to joining Oakwood Homes, he had a 17-year career at Price Waterhouse, including as an audit partner from 1988 to 1993. Mr. Muir is a certified public accountant. Effective June 5, 2007, Mr. Muir will be appointed our Chief Financial Officer and an Executive Vice President and will resign as our Chief Accounting Officer.

Name (Age)	Information About the Executive Officers
Jeffrey L. Jervik (50)	Jeffrey L. Jervik joined Krispy Kreme as Executive Vice President of Operations in October 2005. From 1998 to 2005, Mr. Jervik served as President and operating partner of P.J. Hawaii LLC, which does business as Papa John’s Pizza Hawaii. Prior to establishing P.J. Hawaii LLC, Mr. Jervik worked at Pizza Hut Inc. for 14 years, retiring in 1998 as National Vice President of Operations. He was responsible for the operations of over 1,000 Pizza Hut restaurants with sales of approximately $800 million and over 25,000 employees.

APPROVAL OF AMENDMENTS TO 2000 STOCK INCENTIVE PLAN
(Item Number 2 on the Proxy Card)

Overview

     Our Board of Directors has amended the 2000 Stock Incentive Plan, subject to approval by our shareholders, to:

          (1) extend the term of the 2000 Stock Incentive Plan by two years to June 30, 2012; and

          (2) remove the 2000 Stock Incentive Plan’s sublimit on the number of shares that may be issued in connection with awards of stock appreciation rights, restricted stock, common stock and performance unit awards.

     Extension of Plan Term. When the 2000 Stock Incentive Plan was adopted, the terms of the 2000 Stock Incentive Plan provided that it would remain in effect, subject to the right of the Board of Directors to amend or terminate the 2000 Stock Incentive Plan at any time in certain circumstances, until June 30, 2010. We have remaining under the 2000 Stock Incentive Plan a sufficient number of shares to effect anticipated future grants without having to seek additional shares or a new plan. Thus, we are seeking your approval of a two-year extension of the 2000 Stock Incentive Plan’s term, although it is possible that we would seek approval of a new plan, with an additional share authorization, prior to that time.

     Removal of Sublimit. When the 2000 Stock Incentive Plan was adopted, the terms of the 2000 Stock Incentive Plan provided that the maximum number of shares of common stock that may be issued in connection with awards of stock appreciation rights, restricted stock, common stock and performance unit awards under the 2000 Stock Incentive Plan was 300,000 (which, as the result of stock splits, was increased to 1,200,000). The Compensation Committee, in its continuing review of our compensation arrangements (including an evaluation of our long-term incentive compensation), has recently placed a greater emphasis on awards of restricted stock than had been done in the past. As a result, we determined that, although an increase in the overall number of shares was not needed, removing the sublimit on the number of shares that may be issued in connection with awards of stock appreciation rights, restricted stock, common stock and performance unit awards was warranted. Thus, we are seeking your approval to remove this limitation.

Description of Material Features of the 2000 Stock Incentive Plan

     The following description of the material features of the 2000 Stock Incentive Plan is a summary and is qualified in its entirety by reference to the 2000 Stock Incentive Plan, which is attached as Appendix A to this Proxy Statement. The attached 2000 Stock Incentive Plan reflects additional amendments that have been made that did not require shareholder approval. The 2000 Stock Incentive Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

     Eligibility

     Employees, non-employee directors, consultants and other persons who perform services for Krispy Kreme and its subsidiaries may be granted awards under the 2000 Stock Incentive Plan. The 2000 Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors.

     Description of Awards

     General. Awards granted under the 2000 Stock Incentive Plan may be “incentive stock options” (“ISOs”), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), “nonqualified stock options” (“NQSOs”), stock appreciation rights (“SARs”), performance units, restricted stock (or units) and stock awards.

     The Compensation Committee of the Board of Directors (or a subcommittee thereof) (the “Committee”) generally has discretion to set the terms and conditions of grants and awards, including the term, exercise price and vesting conditions (including vesting based on our performance); to select the persons who receive such grants and awards; and to interpret and administer the 2000 Stock Incentive Plan. Currently, the maximum number of shares of our common stock with respect to which awards may be granted under the 2000 Stock Incentive Plan is 9,996,000, of which 4,209,200 remain available for grant. This number is subject to increase to the extent that awards previously granted under the Plan and the Company’s 1998 Stock Option Plan expire, or are forfeited or cancelled. As of April 4, 2007, (1) options to purchase 6,882,000 shares of our common stock (of which 5,390,700 were exercisable), (2) 825,900 shares of unvested restricted stock and (3) 82,000 unvested restricted stock units were outstanding under the 2000 Stock Incentive Plan. The 2000 Stock Incentive Plan provides aggregate limits on grants of the various types of awards of 3,000,000 shares for ISOs and 1,200,000 shares, in the aggregate, for SARs, performance units, restricted stock, restricted stock units and stock awards. This 1,200,000 share limit would be removed if the amendments described above are approved. The maximum number of shares for which options (ISOs and NQSOs) or SARs may be granted to any individual during any calendar year is 1,000,000 shares, subject to anti-dilution and similar provisions; provided, however, that to the extent the maximum permissible award is not made in a year, such amount may be carried over to subsequent years. The maximum number of shares of restricted stock that may be granted to any individual during any calendar year, if such grants are intended to be subject to Section 162(m) of the Code, is 300,000, subject to anti-dilution and similar provisions. The maximum number of performance units that may be granted to any individual during any calendar year is 300,000, subject to anti-dilution and similar provisions. The Board of Directors may at any time amend or terminate the 2000 Stock Incentive Plan, subject to applicable laws and, in certain situations, shareholder or participant approval. We pay the administrative costs of the 2000 Stock Incentive Plan.

     The Committee determines the exercise and vesting schedule of each award at the time of grant. Once an award has become exercisable, the participant may exercise it during the period that he or she remains in our service or until the award terminates, or as otherwise provided in the 2000 Stock Incentive Plan or award agreement.

     Without shareholder approval, options and SARs issued under the 2000 Stock Incentive Plan may not be amended to lower their exercise price, options and SARs issued under the 2000 Stock Incentive Plan may not be exchanged for other options or SARs with lower exercise prices, and no other action may be taken with respect to options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which our common stock is listed.

     Options. The Committee may grant ISOs only to our employees, including officers. NQSOs may be granted to any person employed by or performing services for us, including non-employee directors. The exercise price for each option may be not less than 100% of the fair market value (which is generally defined to be the closing sale price on the date of grant) of our common stock subject to the option. ISOs are also subject to certain limitations prescribed by the Code, including the requirement that such options may not be granted to employees who own more than 10% of the combined voting power of all classes of our voting stock (a “principal shareholder”), unless the option price is at least 110% of the fair market value of our common stock subject to the option at the time of grant. In addition, an ISO granted to a principal shareholder may not be exercisable more than five years from its date of grant.

     We grant options to recognize a participant’s service, and the participant does not pay any cash at the time of grant. However, full payment of the option price must be made when an option is exercised. The purchase price may be paid in cash or in such other form of consideration as the Committee may approve, which may include shares of our common stock valued at their fair market value on the date of exercise or by any other means which the Committee determines to be consistent with the 2000 Stock Incentive Plan’s purpose and applicable law. A participant will have no rights as a shareholder with respect to the shares subject to his option until the option is exercised.

     Stock Appreciation Rights. The Committee may grant a SAR in connection with all or any portion of a previously or contemporaneously granted option or independent of any option grant. A SAR entitles the participant to receive the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Committee, which shall not be less than 100% of the fair market value (which is generally defined to be the closing sale price on the date of grant) of our common stock at the time the SAR is granted or the option exercise price of the related option. Such excess amount shall be payable in our common stock, in cash, or in a combination thereof, as determined by the Committee.

     Performance Units. The Committee may grant performance units (a right to receive a designated dollar amount of our common stock or cash contingent on achievement of performance or other objectives). The full and/or partial payment of performance unit awards granted will be made only upon certification by the Committee of the attainment by us, over a performance period established by the Committee, of any one or more performance targets, which have been established by the Committee and which are based on objective criteria. No payment will be made if the targets are not met.

     Restricted and Other Stock Awards. The Committee may grant restricted stock awards (a grant of our common stock or the right to receive our common stock, with such awards subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more performance or other objectives, as determined by the Committee) or share awards (a grant of our common stock). Any such awards shall be subject to such conditions, restrictions and contingencies as the Committee determines. These conditions may include, for example, a requirement that the participant continue employment with us for a specified period or that we or the participant achieve certain stated objectives.

     Termination of Awards

     The terms of an award may provide that it will terminate, among other reasons, upon the holder’s termination of employment or other status with Krispy Kreme or our subsidiaries, upon a specified date, upon the holder’s death or disability, or upon the occurrence of a change in control. Also, the Committee may, within the terms of the 2000 Stock Incentive Plan, provide in an award agreement for the acceleration of vesting for any of the above reasons.

     Compliance with Section 162(m) of the Internal Revenue Code

     A federal income tax deduction will generally be unavailable to Krispy Kreme for annual compensation in excess of one million dollars paid to its chief executive officer and its other four most highly compensated executive officers. However, amounts that constitute “performance-based” compensation are not counted toward the one million dollar limit. The Committee may generally designate any award described above as intended to be “performance-based” compensation. Any awards so designated shall be conditioned on the achievement of one or more performance goals, as required by Section 162(m) of the Code. The performance goals that may be used by the Committee for such awards shall be based on any one or more of the following performance measures, as selected by the Committee: earnings, earnings per share, earnings before interest, taxes, depreciation and amortization, growth in earnings per share, achievement of annual operating profit plans, operating profit margin, return on equity performance, total shareholder return, stock price, system-wide sales, customer satisfaction, store income as a percentage of sales, comparable store sales growth, number of new store operating weeks, achievement of new store sale standards, return on assets, general administrative expenses as a percentage of revenue, or aging of accounts receivable. However, as discussed below under “Executive Compensation—Compensation Discussion and Analysis,” the Special Committee directed that the performance goals must not be based, implicitly or explicitly, on meeting or exceeding any earnings guidance. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

     Certain Federal Income Tax Consequences

     The following discussion summarizes the principal federal income tax consequences of the 2000 Stock Incentive Plan. This discussion is based on current provisions of the Code, the Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof as in effect on the date hereof. The summary does not address any foreign, state or local tax consequences of participation in the 2000 Stock Incentive Plan.

     Stock Options. In general, the grant of a stock option will not be a taxable event to the recipient and it will not result in a deduction to Krispy Kreme. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of common stock acquired on the exercise of such option depend on whether the option is an ISO or a NQSO.

     Upon the exercise of a NQSO, the optionee will recognize ordinary taxable income equal to the excess of the fair market value of the shares of common stock received upon exercise over the exercise price. Krispy Kreme will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of common stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock.

     Generally, an optionee will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to Krispy Kreme, provided the option is exercised while the optionee is an employee or within three months following termination of employment (longer, in the case of termination of employment by reason of disability or death). If an ISO granted under the 2000 Stock Incentive Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a NQSO. Also, an ISO granted under the 2000 Stock Incentive Plan will be treated as a NQSO to the extent it (together with any other ISOs granted under other plans of Krispy Kreme and its subsidiaries) first becomes exercisable in any calendar year for shares of common stock having a fair market value, determined as of the date of grant, in excess of $100,000.

     If shares of common stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of common stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the optionee will recognize ordinary income at the time of disposition, and Krispy Kreme will generally be able to claim a deduction, in an amount equal to the excess of the fair market value of the shares of common stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of common stock have been held. Where shares of common stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of common stock have been held.

     Although the exercise of an ISO as described above would not produce ordinary taxable income to the optionee, it would result in an increase in the optionee’s alternative minimum taxable income and may result in an alternative minimum tax liability.

     Restricted Stock. A participant who receives shares of restricted stock will generally recognize ordinary income at the time the restrictions lapse, i.e., when the shares vest. The amount of ordinary income so recognized will generally be the fair market value of the common stock at the time the shares vest. This amount is generally deductible for federal income tax purposes by Krispy Kreme. Dividends paid with respect to unvested restricted stock will be ordinary compensation income to the participant (and generally deductible by Krispy Kreme). Any gain or loss upon a subsequent sale or exchange of the shares of common stock, measured by the difference between the sale price and the fair market value on the date the shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock. The holding period for this purpose will begin on the date following the date the shares vest.

     In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and Krispy Kreme will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to Krispy Kreme. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

     Stock Appreciation Rights and Other Awards. With respect to stock appreciation rights and other awards under the 2000 Stock Incentive Plan not described above, generally, when a participant receives payment with respect to an award granted to him or her under the 2000 Stock Incentive Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to Krispy Kreme.

     Payment of Withholding Taxes. Krispy Kreme may withhold, or require a participant to remit to Krispy Kreme, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the 2000 Stock Incentive Plan.

     Special Rules. Certain special rules apply if the exercise price for an option is paid in shares previously owned by the optionee rather than in cash.

     Limitation on Deductibility. Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with awards granted under the 2000 Stock Incentive Plan) by a public company to each “covered employee” (the chief executive officer and the four other most highly compensated executive officers) to no more than one million dollars. Krispy Kreme currently intends to structure stock options granted under the 2000 Stock Incentive Plan to comply with an exception to nondeductibility under Section 162(m) of the Code.

New Plan Benefits

     In fiscal 2007, awards under the 2000 Stock Incentive Plan were made to 138 participants. Neither the exact number of individuals who will receive future awards, nor the type or size of awards that may be approved by the Committee under the 2000 Stock Incentive Plan, can be precisely determined. However, given that the amendments for which the approval of our shareholders is sought are not expected to cause the 2000 Stock Incentive Plan to be operated in a manner which is substantially different from the manner in which the 2000 Stock Incentive Plan was operated in fiscal 2007, the awards made under the 2000 Stock Incentive Plan in fiscal 2007 may be illustrative of the awards that would be made in future years. Therefore, the following table illustrates the awards made under the 2000 Stock Incentive Plan during fiscal 2007 to the persons or groups specified below:

     Awards Made Under the 2000 Stock Incentive Plan in Fiscal 2007

Name and Position	Stock Options (#)	Restricted Stock (#)	Common Stock (#)
Daryl G. Brewster,	500,000	300,000	—
President and Chief Executive Officer
Michael C. Phalen,	150,000	—	—
Chief Financial Officer
Douglas R. Muir,	120,000	—	—
Chief Accounting Officer
Jeffrey L. Jervik,	150,000	—	—
Executive Vice President of Operations
Charles A. Blixt,	—	—	12,000
Former General Counsel
Stephen F. Cooper,	—	—	—
Former Chief Executive Officer
Executive Group	920,000	300,000	12,000
Non-Executive Director Group	—	—	—
Non-Executive Officer Employee Group(1)	480,000	522,000	—

____________________

(1)	Consists of all employees, including current officers who are not executive officers, as a group. The per share closing price of our common stock on April 19, 2007 was $10.11.

Securities Authorized for Issuance Under Equity Compensation Plans

     The following table shows the number of outstanding options and shares available for future issuance of options under all of the Company’s equity compensation plans as of January 28, 2007.

	Number of		Number of Securities
	Securities to		Remaining Available for
	Be Issued	Weighted Average	Future Issuance Under
	upon Exercise	Exercise Price	Equity Compensation
	of Outstanding	of Outstanding	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
	and Rights	and Rights	in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by
shareholders	4,486,500 (1)	$21.80	4,234,900 (2)
Equity compensation plans not approved by
shareholders(3)(4)	2,588,700 (3)	$ 1.58	—
Total	7,075,200	$14.40	4,234,900
____________________

(1)	Represents shares of common stock issuable pursuant to outstanding options under the 2000 Stock Incentive Plan.

(2)	Represents shares of common stock which may be issued pursuant to awards under the 2000 Stock Incentive Plan and the Employee Stock Purchase Plan. Under the Employee Stock Purchase Plan each employee of the Company or any participating subsidiary (other than those whose customary employment was for not more than five months per calendar year) was eligible to participate after the employee completed 12 months of employment, and each participant could elect to purchase shares of Company common stock at the end of quarterly offering periods. The amount of shares that could be purchased was based on the amount of payroll deductions a participant elected to have withheld and applied at the end of the purchase period to the purchase of shares (ranging from 1 to 15% of the participant’s base compensation). The purchase price for the shares was the lesser of the fair market value of the shares on the first day of the purchase period or the last day of the purchase period. Effective October 21, 2005, the Company halted purchases under the Employee Stock Purchase Plan.

(3)	Represents shares of common stock issuable pursuant to outstanding options under the 1998 Stock Option Plan. The 1998 Stock Option Plan was adopted prior to the initial public offering of the Company’s common stock, and it was not submitted for approval by shareholders. The plan provides for the grant of stock options to employees, directors and consultants, as determined by the Compensation Committee, and it is administered by the Compensation Committee. No grants have been made under the 1998 Stock Option Plan subsequent to April 5, 2000, and the Company will not make any further grants under that plan.

(4)	The Company maintains a Nonqualified Deferred Compensation Plan (referred to as the 401(k) Mirror Plan) under which management or other highly compensated employees selected by the Compensation Committee can participate. The plan is designed to allow participants to defer a portion of their compensation. Amounts deferred under the plan can, at the election of the participant, be deemed to be invested in Company stock, and benefits deemed vested in Company stock are payable in the form of Company stock or, at the election of the participant, in cash. The ability of participants to deem investments to be in Company stock was suspended effective November 8, 2005. The Nonqualified Deferred Compensation Plan was not submitted for shareholder approval.

Recommendation

     The Board of Directors recommends a vote “FOR” approval of the amendments to Krispy Kreme’s 2000 Stock Incentive Plan described above.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(Item Number 3 on the Proxy Card)

     The Audit Committee appointed PricewaterhouseCoopers LLP as Krispy Kreme’s independent registered public accounting firm, to audit Krispy Kreme’s financial statements for its fiscal year ending February 3, 2008 (“fiscal 2008”). PricewaterhouseCoopers LLP has served as independent registered public accounting firm to Krispy Kreme since 1992. While ratification by the shareholders of this appointment is not required by law or by our articles of incorporation or bylaws, our management believes that such ratification is desirable.

     The Board of Directors recommends a vote “FOR” ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm to Krispy Kreme for fiscal 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

     Over the past several years, our company has been affected by numerous significant events, including governmental investigations and litigation, restatements of our financial statements, declines in our business performance and significant management and director changes. As a result of these and other events, our compensation practices and policies have been significantly affected.

     As discussed above under “Election of Directors—Board and Committee Information—Board Committees—Special Committee,” the Special Committee of the Board of Directors issued a report of its findings and directives for remedial actions in August 2005. As part of that report, the Special Committee directed that the following remedial actions be taken with respect to our compensation policies and practices:

  The Board must take an entirely fresh look at the compensation arrangements and perquisites for management and the directors;

  The current stock option and incentive compensation programs must be discontinued and, with the assistance of an independent compensation consultant, replaced with new programs that reflect current governance standards;

  With respect to the equity components of new programs, the Board must institute a requirement that all or a very substantial portion be held by recipients until one year after they terminate employment or Board service or be subject to forfeiture provisions;

  Targets for any cash or equity-based incentive plan must be carefully established and, in particular, must not be based, implicitly or explicitly, on meeting or exceeding earnings guidance;

  The proper accounting for all compensation plans must be ascertained by Krispy Kreme, and the independent auditors asked to comment specifically on the appropriateness of Krispy Kreme’s accounting for compensation plans that are material to the financial statements as part of their quarterly and annual discussions with the Audit Committee; and

  Krispy Kreme’s SEC filings must contain clear and complete disclosure about any material financial impact of its compensation plans and the accounting for those plans.

     During fiscal 2007, as directed by the Special Committee, the Compensation Committee began the process of reviewing all of the compensation arrangements and perquisites of management and the directors. The Compensation Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc. (“Frederic Cook”), is assisting the Compensation Committee in its compensation evaluation. In addition, the Compensation Committee, with the assistance of Frederic Cook, is in the process of evaluating and adjusting our annual and long-term incentive compensation programs to reflect our current governance standards.

     On October 24, 2006, the Compensation Committee granted (effective November 2, 2006) stock options to certain of our executive officers under our 2000 Stock Incentive Plan and on December 4, 2006, the Compensation Committee approved cash incentive awards to certain of our executive officers under a newly-designed annual incentive plan and awards of restricted stock to certain of our executive officers under our 2000 Stock Incentive Plan. Other than pursuant to certain employment and services agreements, these were the first such awards made to executive officers since August 2004.

Compensation Philosophy

      Our compensation policy emanates from our philosophy that compensation should reward employees (including our executive officers) for achievements which support the mission and strategic objectives of Krispy Kreme. This, in turn, will allow us to attract and retain well-qualified employees (including executive officers).

      Our compensation programs for executive officers are designed around three primary components:

1.	Base salary with targeted ranges determined by the market value of the position, with actual salaries determined based on the facts and circumstances of each executive officer and each individual situation.

2.	Cash incentive programs based on the annual performance of Krispy Kreme.

3.	Equity incentives designed to promote the attainment of longer-term goals related to “Sustainable Growth” (one of our corporate goals) and to focus executive officers on the creation of shareholder value.

     Our objective is to link executive compensation to our long-term economic performance and to align the interests of our executive officers with the interests of our shareholders. We use a blend of the three primary components of compensation in an effort to achieve these policies and objectives. In practice, we have targeted total compensation for each of our executive officers to be at or around the median total compensation for similar executive officers of the peer group of companies described below under “—Peer Group Review.” As part of the overall compensation package, we also provide our executive officers with employee benefits consistent with those offered to all employees and limited perquisites.

     The terms of any employment agreements with our executive officers are set to be consistent with our overall compensation philosophy.

Peer Group Review

     Among the factors that the Compensation Committee considers in its deliberations are the compensation policies and practices of companies amongst which we compete for talent. Frederic Cook, the Compensation Committee’s compensation consultant, periodically analyzes the total compensation opportunities being offered by those companies, the compensation vehicles being used by them to deliver compensation and their administrative policies and practices. In addition, Frederic Cook quantifies the aggregate share usage of these companies in connection with their long-term equity grant programs and looks at this information both on a share dilution basis as well as a value basis.

     The companies identified for these purposes were selected by Frederic Cook in conjunction with the Compensation Committee and, for the most recent fiscal year, consisted of the following:

  Brinker International, Inc.

  California Pizza Kitchen, Inc.

  The Cheesecake Factory Incorporated

  Molsen Coors Brewing Company

  Panera Bread Company

  Papa John’s International, Inc.

  Sonic Corp.

  Starbucks Corporation

  Tuesday Morning Corporation

  Tweeter Home Entertainment Group, Inc.

  Wendy’s International, Inc.

  Whole Foods Market, Inc.

  Williams-Sonoma, Inc.

     This list is reviewed periodically by Frederic Cook and the Compensation Committee in light of the competitive landscape and relative comparability of these companies, and we expect that this list will evolve over time. In addition to examining the publicly available information filed by these companies, Frederic Cook also periodically analyzes competitive pay and practices data contained in surveys published by various other compensation consulting organizations.

Elements of Executive Compensation

     The compensation program for executive officers consists of the following elements:

  Base salary

  Annual cash incentive (bonus) awards

  Long-term equity incentive awards, including:

          — Stock Options

          — Restricted Stock

  Benefits and Perquisites

Base Salary

     Salaries for executive officers are established on the basis of the qualifications and experience of the executive, the nature of the job responsibilities and the range of salaries for similar positions at peer companies.

     Base salaries for executive officers are targeted to be at or around the median as compared to our peer group of companies. However, actual salaries are determined by the Compensation Committee and the Board of Directors based on the facts and circumstances of each executive officer and each individual situation.

     As discussed in more detail below under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment and Contractor Services Agreements,” we have entered into employment contracts with Daryl G. Brewster, our Chief Executive Officer, Michael C. Phalen, our Chief Financial Officer, and Jeffrey L. Jervik, our Executive Vice President of Operations, and a contractor services agreement with Charles A. Blixt, our former General Counsel. Each of these agreements has provisions that set the minimum base salary of the executives. These agreements provide for annual base salaries (or contract payments) for the terms of the agreements of $700,000, $300,000, $325,000 and $333,000 for Messrs. Brewster, Phalen, Jervik and Blixt, respectively. The Compensation Committee may, however, decide to increase the salaries of these executives from the minimum amounts stated in these contracts. For fiscal 2007, the Compensation Committee increased Mr. Phalen’s base salary from $300,000 to $325,000 and for fiscal 2008, the Compensation Committee has increased the base salaries of Messrs. Phalen, Jervik and Muir from $325,000, $325,000 and $300,000, respectively, to $340,000, $340,0000 and $315,000, respectively. These changes were implemented in light of competitive benchmarking and as a result of performance by these executives.

     Effective June 5, 2007, Mr. Phalen will resign as our Chief Financial Officer and Mr. Muir will be appointed as our new Chief Financial Officer and an Executive Vice President. Mr. Muir has entered into an employment agreement that will become effective on June 5, 2007.

     In late fiscal 2005, we retained Kroll Zolfo Cooper LLC (“KZC”) as our financial adviser and interim management consultant, and we named Stephen F. Cooper, the Chairman of KZC, as our Chief Executive Officer and named Steven G. Panagos, a managing director of KZC, as our President and Chief Operating Officer. We did not pay any salary, bonus or other compensation to Messrs. Cooper and Panagos for fiscal 2005 through fiscal 2007. However, we paid fees to KZC for each of these fiscal years pursuant to our services agreement with KZC. See “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—KZC Services Agreement.” Mr. Cooper and Mr. Panagos ceased to be executive officers on June 14, 2006 and March 6, 2006, respectively.

Annual Incentives

     Annual cash incentives for executive officers are now generally determined under our newly-designed annual incentive plan. This plan was adopted by the Compensation Committee in July 2006 and was expanded to cover executive officers in December 2006. This plan ties the incentive compensation payable to the executive officers primarily to the attainment of specific, objective performance targets, thereby aligning the interests of management with the interests of our shareholders. These targets are based on actual overall company performance compared to our business plan objectives. It is expected that key plan measurements will include revenues, EBITDA, cash flow from operations, other company performance metrics and, to reflect the importance of building sustainable growth, other measurements based on progress in achieving our mission and strategic objectives. Consistent with the directives of the Special Committee, the targets will not be based, implicitly or explicitly, on meeting or exceeding any earnings guidance, consensus earnings estimates or similar measures.

     The amount of bonuses potentially payable to executive officers is determined based on (1) a target cash bonus amount which is set as a percentage of an individual officer’s salary and (2) how actual results compare to the targeted performance measures. In addition, we have had a general practice, in an executive’s first year of employment, in order to bolster our recruitment efforts, to guarantee a portion of such executive’s bonus for that first year. In fiscal 2007, Mr. Jervik was guaranteed a portion of his bonus, but Mr. Brewster was not.

     On December 4, 2006, the Compensation Committee approved target cash incentive awards for Messrs. Phalen, Jervik and Muir. These awards covered the fourth quarter of fiscal 2007 (payable in the first quarter of fiscal 2008). Going forward, we expect that key plan measurements will be determined on an annual basis and that awards will be payable (in compliance with applicable tax rules regarding deferred compensation) in the first quarter of the fiscal year following the year in which performance is tested.

     The Compensation Committee assigned to Messrs. Phalen, Jervik and Muir a cash bonus amount equal to 60%, 40% and 40% of such officer’s annual base salary (the “Target Cash Bonus Amount”). Each such officer would receive a specified percentage of his Target Cash Bonus Amount based upon the attainment of the particular business plan objectives selected by the Compensation Committee, which in this case consisted of EBITDA for the fourth quarter of 2007. The business plan itself was approved by the Board of Directors. The Board of Directors had set EBITDA targets of $8.3 million for the fourth quarter of fiscal 2007 and $39.8 million for the full fiscal year. EBITDA, for these purposes, is defined the same way as it is defined in our senior secured credit facilities, which means, generally, consolidated net income or loss, exclusive of unrealized gains and losses on hedging instruments and gains or losses on the early extinguishment of debt, plus the sum of net interest expense, income taxes, depreciation and amortization, non-cash charges, store closure costs, costs associated with certain litigation and investigations, and extraordinary professional fees; and minus the sum of non-cash credits. The Compensation Committee has discretion to make adjustments to the EBITDA definition if it believes such adjustments are warranted. The formula for calculating a percentage of the Target Cash Bonus Amount to be received by such executive officers is as follows:

<90% of plan attainment	= 0% of Target Cash Bonus Amount
90% of plan attainment	= 50% of Target Cash Bonus Amount
95% of plan attainment	= 80% of Target Cash Bonus Amount
100% of plan attainment	= 100% of Target Cash Bonus Amount
110% of plan attainment	= 105% of Target Cash Bonus Amount
(5% increase in Target Cash Bonus Amount for each 10% increase in plan attainment over 110%)

     For the fourth quarter of fiscal 2007, the Target Cash Bonus Amounts have been pro-rated to reflect 25% of the Target Cash Bonus Amounts described above. Receipt by Messrs. Phalen, Jervik and Muir of their respective Target Cash Bonus Amounts (or percentages thereof) is subject to attainment of business plan objectives as set forth in the table above. In April 2007, the Compensation Committee reviewed the results of the fourth quarter and the definition of EBITDA and determined in its discretion that certain adjustments to the definition were warranted and that each of Messrs. Phalen, Jervik and Muir should receive 90% of their respective Target Cash Bonus Amounts. As a result, the Compensation Committee awarded $43,875, $29,250 and $27,000 to Messrs. Phalen, Jervik and Muir, respectively.

     Pursuant to the terms of Mr. Brewster’s employment agreement, entered into in March 2006, Mr. Brewster shall be eligible to be considered for an annual bonus with an annual target bonus equal to 70% of his base salary. The agreement provides that the annual performance goals shall be reasonably set by the Board in good faith after consultation by the Board and/or the Compensation Committee with Mr. Brewster and that the plan shall include a matrix providing for an increase in annual bonus for performance above target. Later in fiscal 2007, the Compensation Committee set the performance targets for Mr. Brewster’s fiscal 2007 bonus. The bonus arrangements for Mr. Brewster for fiscal 2007 were not made pursuant to the annual incentive plan described above.

     The Compensation Committee assigned three levels of performance for Mr. Brewster, threshold, target and maximum. Upon achievement of threshold, target or maximum performance with respect to each of the performance metrics set by the Compensation Committee, Mr. Brewster would receive $400,000, $490,000 or $600,000, respectively. However, because each of the metrics is assigned its own weighting, potential payouts to Mr. Brewster could range from $0 to $600,000. If the threshold level performance for any particular metric is not met, Mr. Brewster would not receive any of the applicable portion of the bonus tied to such metric. The performance metrics set by the Compensation Committee fell within three categories: (1) financial, (2) turnaround and (3) business growth. The financial category (which collectively accounts for 60% of the bonus potential) includes metrics (each of which accounts for 20% of the bonus potential) that tie to or are derived from our financial statements and were set as described in the table below with respect to fiscal 2007:

FINANCIAL PERFORMANCE METRICS

	THRESHOLD	TARGET	MAX
EBITDA	$35 million	$39.8 million	$45 million
Cash Flow From Operating Activities	$5 million	$12.7 million	$20 million
Revenues	$400 million	$446.0 million	$500 million

     The turnaround category, which contains metrics relating to our continuing efforts to turn around and stabilize our business and to clean up past issues, collectively accounts for 20% of the bonus potential. This category includes the following metrics: (1) reducing the aggregate amount of guarantees by Krispy Kreme of franchisee debt and other obligations, (2) reducing or eliminating our reporting lag with respect to the filing of our periodic reports on Form 10-Q and Form 10-K with the SEC and (3) settling outstanding litigation.

     The business growth category collectively accounts for 20% of the bonus potential. This category includes the following metrics: (1) improving same store sales, (2) increasing sales of our international franchisees, (3) identification and/or delivery of cost savings pursuant to a cost savings plan and (4) approval of a sustained growth plan.

     Based on actual performance in fiscal 2007 (including EBITDA of $37.5 million, cash flow from operating activities of $22.1 million and revenues of $461.2 million), the Compensation Committee, in April 2007, awarded Mr. Brewster a bonus of $543,500, 90% of which would be paid in cash and 10% of which would be paid with shares of restricted stock.

     The Compensation Committee has the authority under the annual incentive plan and under the other bonus plan arrangements described above to adjust any goal with respect to the executive officers. These decisions are subjective and based generally on a review of the circumstances affecting results to determine if any events were unusual or unforeseen.

Long-Term Stock Incentives

     We make long-term equity incentive grants under our 2000 Stock Incentive Plan.

Stock Options

     The granting of stock options to executive officers is intended to promote a longer-term perspective, to align the interests of the executive officers with those of the shareholders and to ensure proper focus on the creation of shareholder value as options only have value if the stock price increases over time.

     No stock options were granted during fiscal 2006. In late fiscal 2007, stock options were granted to certain of our executive officers, as shown below in the Grants of Plan Based Awards Table. Each of the options has a ten-year term.

     With respect to all of the new option grants (other than to Mr. Brewster), the vesting of stock options is contingent on both continued service and achievement of sustained stock price hurdles. In particular, these new options (other than those granted to Mr. Brewster) become exercisable two years following the date of the grant so long as the executive officer’s employment continues through such date. However, no options shall vest until the price of our common stock has increased by 20% (for 50% of the options) and 40% (for the other 50% of the options) after the grant date and has remained at or above that level for at least 10 consecutive trading days.

     The options granted to Mr. Brewster in fiscal 2007, which were granted pursuant to the term of his employment agreement, will vest, provided that Mr. Brewster’s employment continues through the applicable vesting dates, in three equal installments, on March 6, 2007, March 6, 2008 and February 1, 2009. The vesting of Mr. Brewster’s options is not contingent on any stock price hurdles.

     With respect to the options granted to Mr. Phalen in January and August of 2004, such options contain a “reload” feature which provides that if Mr. Phalen elects to pay the exercise price by delivering other shares of our common stock, he would receive (subject to certain limitations set forth in the applicable option agreements) new options in an amount equal to the number of shares used to pay the exercise price and any shares delivered or withheld in payment of withholding tax. The exercise price of the new options would be the closing price of our common stock on the date such new options are granted. In addition, these options (as well as any stock received upon exercise and any related gains on the sale of such underlying shares) are subject to forfeiture in accordance with the terms of the option agreements if Mr. Phalen engages in any “Detrimental Activity” (which is defined in the option agreements to mean any activity in competition with any activity of Krispy Kreme, or inimical, contrary or harmful to the interests of Krispy Kreme) at any time prior to the latest of the expiration date of the options, three years following termination of employment and two years after exercise of any such options.

     The options are subject, in certain cases, to accelerated vesting or forfeiture in the event of certain termination of employment events or in the event of a change of control. See “—Potential Payments upon Termination and Change in Control” below.

     The exercise price for all options granted under our 2000 Stock Incentive Plan is the closing price of our common stock on the date of grant.

Restricted Stock

     Similar to stock options, the granting of restricted stock to executive officers is intended to promote a longer-term perspective and to align the interests of the executive officer with those of the shareholders.

     No restricted stock grants were made during fiscal 2006.

     In fiscal 2007, 300,000 shares of restricted stock were granted to Mr. Brewster pursuant to the terms of his employment agreement. The shares will vest, provided that Mr. Brewster’s employment continues through the applicable vesting dates, in twelve equal installments beginning on June 6, 2006 and continuing for each of the ten three-month periods following June 6, 2006, with the final installment vesting on February 1, 2009.

     In addition, on December 4, 2006, the Compensation Committee determined that awards of restricted stock would be granted to Messrs. Phalen, Jervik and Muir, with a dollar value (based on the closing price of the stock on the date of the grant) equal to $195,000, $130,000 and $120,000, respectively, with the date of the grant to be established by the Compensation Committee at a future date. On February 22, 2007, the Compensation Committee established March 1, 2007 as the date of the grant. These awards will be shown in the Grants of Plan-Based Awards Table in next year’s proxy statement. The shares will vest, provided that the executive’s employment continues through the applicable vesting dates, in four equal (or nearly equal) installments beginning March 1, 2008, and continuing for each of the twelve-month periods following March 1, 2008, with the final installment vesting on March 1, 2011.

     The shares of restricted stock are subject, in certain cases, to accelerated vesting or forfeiture in the event of certain termination of employment events or in the event of a change of control. See “—Potential Payments upon Termination and Change in Control” below.

Common Stock

     Pursuant to the terms of Mr. Blixt’s contractor services agreement, we made an initial grant to Mr. Blixt of 6,000 shares of common stock and, during the term of the agreement, will be required to grant an additional 6,000 shares of common stock to Mr. Blixt every three months. Such grants have been made on November 30, 2006, December 6, 2006 and February 28, 2007. The agreement provides that the common stock will vest on the respective grant dates but that, without the prior written consent of the Board of Directors, Mr. Blixt will not sell or otherwise transfer any of the common stock or the economic benefit thereof prior to the first anniversary of the later to occur of (i) the termination of the agreement and (ii) the termination of any period during which Mr. Blixt may be an employee of Krispy Kreme if such period of employment begins within thirty (30) days of the termination of the agreement (subject to limit exceptions to fund his tax liability resulting from the vesting of the common stock).

Benefits and Perquisites

     Our executive officers are eligible to participate in our tax-qualified 401(k) savings plan (the “401(k) Plan”), to which employees may contribute from 1% to 100% of their compensation (salary and bonus) to the plan on a tax deferred basis, subject to statutory limitations. We also have a nonqualified deferred compensation plan (the “401(k) Mirror Plan”) designed to enable highly compensated employees whose contributions to the 401(k) Plan are limited by certain statutory limitations to have the same opportunity to defer compensation as is available to other employees of Krispy Kreme under the qualified 401(k) Plan. Employees can contribute from 1% to 15% of their base compensation and from 1% to 100% of their bonus under the 401(k) Mirror Plan, in each case, reduced by amounts contributed under the 401(k) Plan. In addition, employees can contribute to the 401(k) Mirror Plan up to 100% of the excess distributions they receive from the 401(k) Plan. We match 50% of the first 6% of compensation contributed by each employee to the 401(k) Plan and the 401(k) Mirror Plan.

     Executive officers also participate in our regular employee benefit programs, including group medical and dental coverage, group life insurance and group long-term disability insurance. Our executive officers are eligible to participate in these programs on the same basis as the rest of our salaried employees.

     Perquisites provided to executive officers in the past have included items such as automobile allowances, club dues, tax and estate planning services and use of the corporate aircraft. In fiscal 2006 and 2007, we significantly reduced the amount of perquisites provided to executive officers and certain of our executive officers, who were otherwise entitled to such benefits under their employment agreements, agreed to forego such benefits. Mr. Brewster is, however, entitled to an “executive allowance” paid at the rate of $2,000 per month pursuant to his employment agreement, which was provided in lieu of providing him with specified perquisites.

     We recently adopted a policy prohibiting personal use of the corporate aircraft subject to certain exceptions as approved by the Chairman of the Board. The Chairman of the Board approved an exception that permits Mr. Brewster to use the corporate aircraft for some of his commuting activities.

Severance/Change of Control

     We do not maintain any severance or change of control plans. However, pursuant to the terms of certain employment agreements, option agreements and restricted stock agreements, executives are eligible to receive severance and other benefits in the case of certain termination events and in the case of a change in control. See “—Potential Payments upon Termination and Change in Control” below.

Management’s Role in Setting Executive Compensation

     Although the Compensation Committee and the Board of Directors establish the Company’s compensation philosophy and make the final determinations on all compensation paid to our executive officers, the Chief Executive Officer and the Senior Vice President of Human Resources make recommendations (often in consultation with Frederic Cook, the Compensation Committee’s consultant) regarding annual adjustments to the executive officers’ salaries and incentive award opportunities, as well as the designs of the incentive programs.

Stock Ownership Guidelines

     We believe that officers should be encouraged to own our common stock to align further their interests with those of our shareholders. In order to ensure that the officers maintain this alignment, the Board of Directors adopted stock ownership guidelines to which all officers are expected to adhere. The guidelines for share ownership are as follows:

       CEO – stock valued at 300% of base salary
       Senior Vice President and above – stock valued at 100% of base salary
       Vice President – stock valued at 50% of base salary

     To ease the financial burden of achieving these levels of stock ownership while ensuring that they will be achieved over time, it is expected that officers will utilize the grants under our 2000 Stock Incentive Plan to reach the level of stock ownership required by the guidelines. In this regard, until the levels of ownership outlined above are achieved, officers are expected to retain shares with a value equal to 50% of the net after-tax value of stock grants under our 2000 Stock Incentive Plan. Accordingly, in the case of restricted stock grants, officers are expected to retain shares with a value equal to 50% of the after-tax value of the restricted shares upon vesting; and in the case of stock options, officers are expected to retain shares with a value equal to 50% of the after-tax value of the shares received upon exercise of the options.

Compensation Deductibility Policy

     A federal income tax deduction will generally be available for annual compensation in excess of $1 million paid to the Chief Executive Officer and the four other most highly compensated executive officers of a public corporation only if such compensation is “performance-based” and complies with certain other tax law requirements. Although our policy is to maximize the deductibility of all executive compensation, the Compensation Committee retains the discretion to award compensation that is not deductible under Section 162(m) of the Code when it is in the best interests of Krispy Kreme to do so.

Compensation Committee Report

     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (which is set forth above) with management. Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Togo D. West, Chairman
James H. Morgan
Robert L. Strickland

Summary Compensation Table

     Set forth below is summary compensation information for each person who was (1) at any time during fiscal 2007 our Chief Executive Officer or Chief Financial Officer and (2) at January 28, 2007, one of our three most highly compensated executive officers, other than the Chief Executive Officer and the Chief Financial Officer (collectively, the “Named Executive Officers”).

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)	($)(6)	($)
Daryl G. Brewster,	2007	$634,487	—	$578,653	$586,590	$489,150	—	$358,958	$2,647,838
President and
Chief Executive
Officer(7)
Michael C. Phalen,	2007	$325,000	—	—	$101,352	$ 43,875	—	$14,852	$485,079
Chief Financial
Officer(8)
Douglas R. Muir,	2007	$300,000	—	—	$ 81,079	$ 27,000	—	—	$408,079
Chief Accounting
Officer(9)
Jeffrey L. Jervik,	2007	$325,000	$73,125	—	$101,352	$ 29,250	—	$90,227	$618,954
Executive Vice
President of
Operations
Charles A. Blixt,	2007	$129,500	$30,000	$117,360	—	—	—	—	$276,860
Former General
Counsel(10)
Stephen F. Cooper,	2007	—	—	—	—	—	—	—	—
Former Chief
Executive
Officer(11)
____________________

(1)	Mr. Blixt is not an employee of Krispy Kreme but renders services to us pursuant to a contractor services agreement. The amount shown for Mr. Blixt represents the aggregate of the monthly cash compensation paid to Mr. Blixt pursuant to such agreement.

(2)	The amount shown for Mr. Jervik represents the minimum bonus payable for fiscal 2007 pursuant to Mr. Jervik’s employment agreement. The amount shown for Mr. Blixt represents a one-time payment made to Mr. Blixt pursuant to his contractor services agreement.

(3)	Amounts shown reflect the compensation cost recognized in fiscal 2007 with respect to common stock and restricted stock awards granted in fiscal 2007, as determined in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“FAS 123(R)”) (except that estimated forfeitures have been disregarded for these purposes). For a discussion of the assumptions used in determining such amounts, see Note 16 to our consolidated financial statements in our 2007 Form 10-K.

(4)	Amounts shown reflect the compensation cost recognized in fiscal 2007 with respect to stock options granted in fiscal 2007 and prior years, as determined in accordance with FAS 123(R) (except that estimated forfeitures have been disregarded for these purposes). For a discussion of the assumptions used in determining such amounts, see Note 16 to our consolidated financial statements in our 2007 Form 10-K.

(5)	In the case of Messrs. Phalen, Muir and Jervik, represents cash bonuses payable for fiscal 2007 under our annual incentive plan and, in the case of Mr. Brewster, represents the cash bonus payable for fiscal 2007 pursuant to the terms of his employment agreement and the bonus arrangements determined by the Compensation Committee.

(6)	Includes all “gross-ups” or other amounts reimbursed to the indicated executive officer during the fiscal year for the payment of taxes, our contributions to our 401(k) Plan and 401(k) Mirror Plan, and each perquisite or other personal benefit received by the Named Executive Officer during fiscal 2007 where the total of all perquisites and other personal benefits received by the Named Executive Officer exceeded $10,000 during such year.

Other annual compensation for Mr. Brewster consists of (1) $151,099 for personal use of the corporate aircraft and reimbursement for commercial air travel for commuting purposes (of which $100,796 is attributable to personal use of the corporate aircraft), including a gross up of $31,213 for Medicare tax due, (2) $23,305 in legal fees reimbursed pursuant to the provisions of Mr. Brewster’s employment agreement, including a gross-up of $338 for Medicare tax due; (3) $28,893 of temporary living expenses reimbursed pursuant to the terms of Mr. Brewster’s employment agreement, including a gross up of $12,915 for income and Medicare taxes due; (4) $22,000 of cash “executive allowance” paid at the rate of $2,000 per month pursuant to Mr. Brewster’s employment agreement; and (5) $133,661 of our required contribution to Mr. Brewster’s account in our 401(k) Mirror Plan which vested in fiscal 2007. Pursuant to the terms of Mr. Brewster’s employment agreement, we are required to credit Mr. Brewster’s account under our 401(k) Mirror Plan in the amount of $826,251 (the present value as of March 6, 2006 equal to the excess of (i) $1,374,631 on November 30, 2011 over (2) the actuarial present value on November 30, 2011 of Mr. Brewster’s vested accrued benefit under the qualified and non-qualified defined benefit pension plans of Kraft Foods, Inc. (determined using the actuarial assumptions set forth in such plans)). Such amount vests in equal monthly installments beginning April 1, 2006 and ending November 1, 2011, so long as Mr. Brewster remains employed by us on such dates.

Other annual compensation for Mr. Phalen consists of (1) $5,102 in reimbursements of club dues, including a gross up of $74 for Medicare taxes due, and (2) $9,750 of our contributions to Mr. Phalen’s accounts in our 401(k) Plan and 401(k) Mirror Plan.

Other annual compensation for Mr. Jervik consists of $90,227 of relocation expenses reimbursed pursuant to the terms of Mr. Jervik’s employment agreement, including a gross up of $15,840 for income and Medicare taxes due.

We value the personal use of the corporate aircraft under the incremental cost method. The incremental cost method represents the incremental cost to us of personal usage of the corporate aircraft and is calculated based on the direct operating costs to us, including fuel costs, crew fees and travel expenses, trip-related repairs and maintenance, landing fees and other direct operating costs.

(7)	Mr. Brewster was appointed as our President and Chief Executive Officer effective March 6, 2006.

(8)	Effective June 5, 2007, Mr. Phalen will resign as our Chief Financial Officer.

(9)	Effective June 5, 2007, Mr. Muir will be appointed as our Chief Financial Officer and an Executive Vice President, and will resign as our Chief Accounting Officer.

(10)	Effective April 23, 2007, Mr. Blixt resigned as our General Counsel.

(11)	On March 6, 2006, Mr. Cooper resigned as our Chief Executive Officer and was appointed our Chief Restructuring Officer. On June 14, 2006, Mr. Cooper resigned as our Chief Restructuring Officer.

Grants of Plan-Based Awards

     The following table shows information about plan-based awards granted during fiscal 2007 to the Named Executive Officers.

						All Other
						Stock	All Other
						Awards:	Option
			Estimated Future Payouts Under			Number	Awards:	Exercise	Grant Date
			Non-Equity Incentive Plan			of Shares	Number of	or Base	Fair Value
			Awards(2)			of Stock	Securities	Price of	of Stock
						or	Underlying	Option	and Option
	Grant	Action	Threshold	Target	Maximum	Units(3)	Options(4)	Awards(5)	Awards(6)
Name	Date	Date(1)	($)	($)	($)	(#)	(#)	($/Sh)	($)
Daryl G. Brewster			$400,000	$490,000	$600,000	—	—	—	—
	3/6/06	—	—	—	—	300,000	—	—	$1,917,000
	3/6/06	—	—	—	—	—	500,000	$6.39	$1,940,000
Michael C. Phalen			$ 24,375	$ 48,750	(2)	—	—	—	—
	11/2/06	10/24/06	—	—	—	—	150,000	$9.71	$815,250
Douglas R. Muir			$ 15,000	$ 30,000	(2)	—	—	—	—
	11/2/06	10/24/06	—	—	—	—	120,000	$9.71	$652,200
Jeffrey L. Jervik			$ 16,250	$ 32,500	(2)	—	—	—	—
	11/2/06	10/24/06	—	—	—	—	150,000	$9.71	$815,250
Charles A. Blixt	11/30/06	9/11/06	—	—	—	6,000	—	—	$58,260
	12/6/06	12/4/06	—	—	—	6,000	—	—	$59,100
Stephen F. Cooper	—	—	—	—	—	—	—	—	—
____________________

(1)	Applicable only to equity awards with respect to which the grant date of the award differs from the date on which the Compensation Committee took action to grant the award. For such awards, the date the Compensation Committee took action appears under the column “Action Date.” On October 24, 2006, the Compensation Committee approved grants of stock options to Messrs. Phalen, Muir and Jervik and set the grant date as the second trading day following the filing of our Annual Report on Form 10-K for the fiscal year ended January 29, 2006. In the case of Mr. Blixt, on September 11, 2006, the Compensation Committee approved the entering into of Mr. Blixt’s contractor services agreement which provided for an initial grant of 6,000 shares of common stock as soon as practicable after entering into the agreement. This grant was ultimately made on November 30, 2006. As a result of the delay in making such first grant, on December 4, 2006, the Compensation Committee approved the grant of the next 6,000 shares to be made on December 6, 2006.

(2)	These columns show the potential value of the payout for each Named Executive Officer under grants of non-equity incentive plan awards granted in fiscal 2007. In the case of Mr. Brewster, these amounts represent the amounts payable with respect to fiscal 2007 if the threshold, target or maximum goals are satisfied with respect to each of the performance measures set forth in his award. In the case of Messrs. Phalen, Muir and Jervik, (1) the amounts represent the amounts payable with respect to the fourth quarter of fiscal 2007 granted under our annual incentive plan in fiscal 2007, (2) “Threshold” represents the payout upon 90% of plan attainment, (3) “Target” represents the payout upon 100% of plan attainments and (4) “Maximum” is not determinable because no limitation was placed on the amount of the payout. In all cases, the business measurements, performance goals and salary percentage targets for determining these payouts are described under “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentives” above. Actual payouts of these awards are set forth under the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

(3)	Represents awards of restricted common stock to Mr. Brewster and awards of common stock to Mr. Blixt. In the case of Mr. Brewster, these shares vest, provided that Mr. Brewster’s employment continues through the applicable vesting dates, in twelve equal installments beginning on June 6, 2006 and continuing for each of the ten three-month periods following June 6, 2006, with the final installment vesting on February 1, 2009.

(4)	Represents awards of stock options. In the case of Mr. Brewster, these options vest, provided that Mr. Brewster’s employment continues through the applicable vesting dates, in three equal installments, on March 6, 2007, March 6, 2008 and February 1, 2009. In the case of the other Named Executive Officers, these options vest on November 2, 2008, provided that the executive’s employment continues through such date, so long as the price of our common stock increases by 20% (for 50% of the options) and 40% (for the other 50% of the options) after the grant date and remains at or above that level for at least 10 consecutive trading days. If such stock price hurdles have not been met as of November 2, 2008, then the options shall vest (in such 50% installments) when and if such stock price hurdles are met. In the case of Mr. Phalen, these stock options will terminate on June 5, 2007, the effective date of his resignation.

(5)	The exercise price of each option is equal to the closing price of our common stock on the grant date.

(6)	This column shows the aggregate grant date fair value of stock options, common stock and restricted stock granted in fiscal 2007 in accordance with FAS 123(R). For a discussion of the assumptions used in determining such amounts, see Note 16 to our consolidated financial statements in our 2007 Form 10-K.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment and Contractor Services Agreements

     Krispy Kreme has an employment or contractor services agreement with the following Named Executive Officers:

Daryl G. Brewster

     On March 6, 2006, we entered into an employment agreement with Mr. Brewster, pursuant to which he serves as our President and Chief Executive Officer. The employment agreement terminates on February 1, 2009, but will be extended for successive one-year periods unless any party elects not to extend. During the term of the employment agreement, Mr. Brewster will receive an annual salary of $700,000, subject to increase in the discretion of the Board of Directors, as well as an annual bonus based on performance goals to be reasonably set by the Board of Directors. His annual target bonus is 70% of his base salary. The agreement provided for an initial grant of options to purchase 500,000 shares of our common stock and an initial grant of 300,000 restricted shares of our common stock. The employment agreement provides that Mr. Brewster will comply with the Stock Ownership Guidelines adopted by the Board of Directors. With respect to Mr. Brewster, these guidelines provide that he is expected to maintain ownership of our common stock valued at 300% of his base salary. See “—Compensation Discussion and Analysis—Stock Ownership Guidelines” above. Mr. Brewster will be entitled to participate in all employee benefit, perquisite and fringe benefit plans and arrangements made available to our executives and key management employees upon the terms and subject to the conditions set forth in the applicable plan or arrangement. In addition, Mr. Brewster will receive an executive allowance of $2,000 per month. We reimbursed Mr. Brewster for approximately $23,000 of his attorney’s fees in connection with the employment agreement, as well as expenses reasonably incurred in connection with his relocation to Winston-Salem, North Carolina.

     Krispy Kreme will credit an account for Mr. Brewster under our 401(k) Mirror Plan with an amount having a present value (determined using an interest rate of 5%, compounded annually) equal to the excess of (i) $1,374,631 on November 30, 2011 over (ii) the actuarial present value on November 30, 2011 of Mr. Brewster’s vested accrued benefit under the qualified and non-qualified defined benefit pension plans of Kraft Foods, Inc. (determined using the actuarial assumptions set forth in such plans). This present value amount was determined on March 6, 2006, the effective date of Mr. Brewster’s employment, to be $826,251. Such account will vest in equal monthly installments, beginning April 1, 2006 and continue on the first day of each month thereafter through November 1, 2011. In the event Mr. Brewster’s employment is terminated by Krispy Kreme not for “cause” or by Mr. Brewster for “good reason” or Mr. Brewster’s employment terminates due to his death or permanent disability, an additional portion of the account will become vested at the time of such termination of employment equal to the percentage that would have vested if Mr. Brewster had remained employed for an additional two years.

     If Mr. Brewster resigns or terminates his employment without good reason or his employment agreement is terminated by Krispy Kreme for cause, he will be entitled to receive the base salary through the date of termination and reimbursement of reimbursable expenses incurred to that date. Unvested restricted shares and unvested stock options shall be forfeited, and if Mr. Brewster is terminated for cause, all vested stock options shall be forfeited as well. Voluntary resignation is not a breach of the employment agreement.

     If the agreement is terminated by us without cause or by Mr. Brewster for good reason, Mr. Brewster generally is entitled to the following:

  An amount equal to his current annual base salary through the termination date;

  An amount equal to two times the sum of the base salary and the target annual bonus for the year of termination;

  An amount, payable as soon as practicable following the date of termination, equal to a bonus for the year of termination calculated as a prorated target annual bonus for the number of months during the bonus year prior to the date of termination;

  Full vesting of all restricted shares and full exercisability of all stock options held on the date of termination; and

  Medical benefits for up to eighteen months after the date of termination.

     The employment agreement defines “cause” to mean, generally: (1) failure or refusal by Mr. Brewster to perform his lawful and proper duties; (2) conviction of or plea of nolo contendere to any felony; (3) acts constituting fraud, theft or embezzlement or that otherwise constitutes a felony which results or was intended to result in gain or personal enrichment at the expense of Krispy Kreme; or (4) willful violation of any material provision of the code of ethics of Krispy Kreme.

     The employment agreement defines “good reason” to mean, generally: (1) the failure of Krispy Kreme to pay any material amount of compensation due under the employment agreement; (2) Mr. Brewster is no longer the most senior executive officer; (3) a change in duties or responsibilities materially inconsistent with the status as the most senior executive officer; (4) the failure to be appointed or elected (or reelected) to the Board; (5) any requirement to relocate; (6) any material breach by Krispy Kreme of the employment agreement; or (7) the giving by Krispy Kreme of a notice of nonextension of the term of the employment agreement at either the end of the initial term or the end of the first, second or third one-year extensions.

     If Mr. Brewster’s employment is terminated by reason of death or permanent disability, he will be entitled to the following: (1) his base salary through the date of termination; (2) any stock options and restricted shares that would have vested and/or become exercisable if his employment had continued for two additional years become vested and/or exercisable on the date of termination; and (3) medical benefits for up to 18 months after the date of termination.

     In the event of a “change in control,” Mr. Brewster’s stock options and restricted shares will become fully vested, provided that accelerated vesting of the restricted shares or stock options will not occur if Mr. Brewster continues as chief executive officer of the surviving entity (and such entity is a publicly traded entity) and either Krispy Kreme’s stock remains outstanding or replacement equity awards are granted by the surviving entity so long as the terms of the employment agreement are expressly assumed by the surviving entity.

     The employment agreement defines “change in control” to mean, generally: (1) the acquisition by any person of 50% or more of our outstanding voting stock; (2) the consummation of a merger or consolidation involving Krispy Kreme if the shareholders of Krispy Kreme, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 50% of the outstanding voting stock of the surviving company in substantially the same proportion as their ownership of voting stock of Krispy Kreme immediately before such merger or consolidation; (3) a sale or other disposition of all or substantially all of the assets of Krispy Kreme; (4) a change in the majority composition of the Board not approved by a majority of the directors in office before the change; or (5) approval by our shareholders of a complete liquidation or dissolution of Krispy Kreme.

     The employment agreement provides that if any payment, benefit, award or distribution by us to Mr. Brewster would be subject to the excise tax on “excess parachute payments” under Section 4999 of the Internal Revenue Code (or any corresponding provisions of state or local tax law), then Mr. Brewster will receive an additional gross-up amount (subject to certain exceptions specified in the employment agreement) designed to place him in the same after-tax position as if the excise tax had not been imposed.

     The employment agreement provides that Mr. Brewster is subject to a non-compete provision during the term of his employment and for a period of one year following the date of termination and is subject to a non-solicit provision during the term of his employment and for a period of two years following the date of termination.

Michael C. Phalen

     Mr. Phalen’s employment agreement, dated January 6, 2004, pursuant to which he serves as our Chief Financial Officer, provides for an initial three-year term that automatically extends for successive one-year periods each year as of January 6, commencing January 6, 2005, unless Krispy Kreme notifies him, on or before that date each year, that his term is not being extended. Effective June 5, 2007, Mr. Phalen will resign as our Chief Financial Officer. Mr. Phalen’s agreement provides for an annual salary of $300,000, a guaranteed bonus of $300,000 for fiscal 2005 and eligibility for annual increases and performance-based bonuses in future years. Additionally, Mr. Phalen is entitled to reimbursement for reasonable and necessary out-of-pocket expenses and to the payment by Krispy Kreme of certain club dues and assessments on Mr. Phalen’s behalf. Mr. Phalen is entitled to participate in and receive other employee benefits which may include, but are not limited to, benefits under any life, health, accident, disability, medical, dental and hospitalization insurance plans, use of a company automobile or an automobile allowance and other perquisites and benefits as are provided to senior executives. Mr. Phalen declined an automobile allowance (which he had received in fiscal 2005) in fiscal 2006 and 2007.

     Mr. Phalen’s employment agreement may be terminated by Krispy Kreme for “good cause” (which generally means that he habitually neglects or refuses to do his duties or he commits acts resulting in a conviction of a felony or acts of gross negligence or willful misconduct to the material detriment of Krispy Kreme). If the agreement is terminated without good cause, Mr. Phalen is entitled to a severance payment consisting of:

  An amount equal to his current annual base salary and non-incentive compensation (and the provision of current benefits) through the expiration date of the agreement, or a lump sum payment equal to his current annual base salary and non-incentive compensation due, discounted at the rate of 6% per annum;

  A lump sum payment, payable within 30 days of termination, equal to his current monthly base salary multiplied by the number of months between the month of discharge and the preceding January 6; and

  A lump sum payment, payable within 30 days of termination, equal to three times his bonus, calculated at 50% of his annualized base salary for the then current fiscal year and discounted at the rate of 6% per annum.

     Mr. Phalen is entitled to the same payments if he terminates his employment after a “change in control” of Krispy Kreme for “good reason” (which generally means that, within 12 months prior to or following the change of control, his duties or responsibilities with Krispy Kreme are materially changed, or he is required to relocate or Krispy Kreme fails to maintain his compensation or benefits levels). In addition, if Mr. Phalen terminates his employment following a change in control for good reason within 12 months of the change of control, Mr. Phalen shall be entitled to the medical, disability and life insurance benefits he was receiving at the time of termination for 36 months following termination.

     The employment agreement defines “change in control” to mean, generally: (1) the acquisition by any person or group of more than 30% of our outstanding voting stock; (2) the merger or consolidation of Krispy Kreme if, as a result of which, the holders of outstanding voting stock of Krispy Kreme immediately prior to such merger or consolidation hold less than 60% of the voting stock of the surviving or resulting corporation; (3) the transfer of substantially all of the property of Krispy Kreme; or (4) the election to the Board of three or more directors during any 12-month period without the recommendation or approval of the incumbent Board.

     In the event we do not extend the term of Mr. Phalen’s employment period under the employment agreement, Mr. Phalen would be terminated on the expiration date of the employment agreement and would be entitled to a lump sum payment, payable within 30 days of such termination, equal to the sum of (1) his then current annual base salary and (2) three times his bonus, calculated at 50% of his annualized base salary for the then current fiscal year and discounted at the rate of 6% per annum.

     If Mr. Phalen’s employment is terminated by reason of death, retirement or voluntary termination, Krispy Kreme will pay him or his estate his base salary, non-incentive compensation, bonuses and benefits through the expiration date of the agreement. In the event of death, his estate also will be paid a $5,000 benefit. In the event Mr. Phalen’s employment is terminated by reason of disability, Krispy Kreme will pay his base salary, non-incentive compensation, bonuses and benefits for a period of six months following the date of disability. In addition, if Mr. Phalen is terminated for any reason other than by voluntary termination, or if a change in control occurs (whether or not he terminates employment), his outstanding stock options will fully vest.

     The employment agreement provides that if any payment by us to Mr. Phalen would be subject to the excise tax on “excess parachute payments” under Section 4999 of the Internal Revenue Code, then Mr. Phalen will receive an additional gross-up amount designed to place him in the same after-tax position as if the excise tax had not been imposed.

     In the event Mr. Phalen’s employment is terminated for good cause or he terminates his employment voluntarily, Mr. Phalen will be subject to a non-compete agreement for a period of two years following the termination. During this two-year period, Mr. Phalen will be prohibited from engaging in the business of making and selling doughnuts and complementary products within certain defined geographical areas.

Jeffrey L. Jervik

     On October 26, 2005, we entered into an employment agreement with Mr. Jervik, pursuant to which he serves as our Executive Vice President of Operations. For the term of the agreement, Mr. Jervik will receive an annual base salary of at least $325,000. Upon entering into the agreement, Mr. Jervik received a one-time bonus of $100,000. For fiscal 2007, Mr. Jervik was entitled to receive a minimum bonus equal to 22.5% of his then-current base salary. The employment agreement provides that after fiscal 2007, Mr. Jervik will be eligible to participate in incentive plans available to our senior executives. The agreement will remain in effect until terminated by either party in a manner set forth in the agreement. The agreement provided that on the next occasion we granted stock options, Mr. Jervik would receive stock options in an amount and on a basis that is substantially similar to our other senior executives. In this connection, on November 2, 2006, Mr. Jervik was granted an option to purchase 150,000 shares of common stock.

     In the event of a “change of control,” if Mr. Jervik voluntarily terminates his employment within six months of the change of control for “good reason” (which generally means that, within 3 months prior to or following the change of control, his duties or responsibilities with Krispy Kreme are materially changed, or he is required to relocate or Krispy Kreme fails to maintain his compensation or benefits levels) or we terminate Mr. Jervik without “good cause” (which generally means insubordination to his superiors, habitual neglect or refusal to do his duties or acts of gross negligence or willful misconduct to the material detriment of Krispy Kreme) 30 days prior to or within six months after a change of control, Mr. Jervik will receive his then-current base salary monthly rate for six months as severance pay, and up to an additional six months, on a month-to-month basis, if Mr. Jervik remains unemployed despite diligent efforts to find employment.

     The employment agreement defines “change in control” to mean, generally: (1) the acquisition by any person or group of more than 30% of our outstanding voting stock; (2) the merger or consolidation of Krispy Kreme if, as a result of which, the holders of outstanding voting stock of Krispy Kreme immediately prior to such a merger or consolidation hold less than 60% of the voting stock of the surviving or resulting corporation; (3) the transfer of substantially all of the property of Krispy Kreme; or (4) the election to the Board of three or more directors during any 12-month period without the recommendation or approval of the incumbent Board.

     If Mr. Jervik’s employment is terminated by reason of death, he voluntary terminates his employment or he is terminated by us other than for good cause, Mr. Jervik will receive his base salary, non-incentive compensation, bonuses and benefits through the date of termination. In the case of death, Mr. Jervik’s estate will receive a death benefit of $5,000.

     In the event that Mr. Jervik’s employment is terminated by reason of disability, he will receive his base salary, non-incentive compensation, bonuses and benefits for a period of six months following the date of disability. Thereafter, the agreement terminates and Mr. Jervik will receive the benefits payable to him under the applicable disability insurance plan, the terms of which govern any such payment.

     Mr. Jervik will be subject to a non-compete agreement for a period of two years following his termination for any reason. During this two-year period, Mr. Jervik will be prohibited from engaging in the business of making and selling doughnuts and complementary products within certain defined geographical areas.

Douglas R. Muir

     On April 23, 2007, we entered into an employment agreement with Mr. Muir, pursuant to which he will serve as our Chief Financial Officer and an Executive Vice President. The employment agreement will become effective on June 5, 2007 and will terminate on June 5, 2010, but will be extended for successive one-year periods unless any party elects not to extend.  During the term of the employment agreement, Mr. Muir will receive an annual salary of $330,000, subject to increase in the discretion of the Board of Directors, as well as an annual bonus based on performance goals to be reasonably set by the Board of Directors and the Compensation Committee of the Board of Directors.  His annual target bonus is 60% of his base salary.  The agreement provided for an initial grant of 15,000 restricted shares of our common stock effective June 5, 2007.  The employment agreement provides that Mr. Muir will comply with the Stock Ownership Guidelines adopted by the Board of Directors.  With respect to Mr. Muir, these guidelines provide that he is expected to maintain ownership of our common stock valued at 100% of his base salary.  See “—Compensation Discussion and Analysis—Stock Ownership Guidelines” above.  Mr. Muir will be entitled to participate in all employee benefit, perquisite and fringe benefit plans and arrangements made available to our executives and key management employees upon the terms and subject to the conditions set forth in the applicable plan or arrangement.  In addition, Mr. Muir will receive reimbursement for expenses necessary to maintain an effective professional license and reasonable professional association membership fees.

     If Mr. Muir resigns or terminates his employment without “good reason” or his employment agreement is terminated by Krispy Kreme for “cause,” he will be entitled to receive the base salary through the date of termination and reimbursement of reimbursable expenses incurred to that date.  Voluntary resignation is not a breach of the employment agreement.

     If the agreement is terminated by us without cause or by Mr. Muir for good reason, Mr. Muir generally is entitled to the following:

  An amount equal to his current annual base salary through the termination date;

  An amount equal to one times his base salary for the year of termination;

  An amount, payable as soon as practicable following the date of termination, equal to a bonus for the year of termination calculated as a prorated target annual bonus for the number of months during the bonus year prior to the date of termination; and

  Medical benefits for up to eighteen months after the date of termination;

provided, that if Mr. Muir’s employment is terminated by Krispy Kreme not for cause prior to December 31, 2008, then Mr. Muir shall receive an amount equal to two times (instead of one times) his base salary for the year of termination.

     The employment agreement defines “cause” to mean, generally:  (1) failure or refusal by Mr. Muir to perform his lawful and proper duties; (2) conviction of or plea of nolo contendere to any felony; (3) acts constituting fraud, theft or embezzlement or that otherwise constitutes a felony which results or was intended to result in gain or personal enrichment at the expense of Krispy Kreme; (4) insubordination to Krispy Kreme’s most senior executive officers; or (5) willful violation of any material provision of the code of ethics of Krispy Kreme.

     The employment agreement defines “good reason” to mean, generally:  (1) the failure of Krispy Kreme to pay any material amount of compensation due under the employment agreement; (2) Mr. Muir is no longer the most senior financial officer; (3) a change in duties or responsibilities materially inconsistent with the status as the most senior financial officer; (4) any requirement to relocate; (5) any material breach by Krispy Kreme of the employment agreement; or (6) the giving by Krispy Kreme of a notice of nonextension of the term of the employment agreement at either the end of the initial term or the end of the first, second or third one-year extensions.

     If Mr. Muir’s employment is terminated by reason of death or permanent disability, he will be entitled to the following:  (1) his base salary through the date of termination; and (2) medical benefits for up to 18 months after the date of termination.  In addition, in the event of Mr. Muir’s permanent disability, insurance benefits will continue under Krispy Kreme’s long term disability plan in accordance with its terms.

     In the event that Mr. Muir terminates his employment for good reason within two years after a “change of control” (defined in the employment agreement substantially the same as in Mr. Brewster’s employment agreement), Mr. Muir will be entitled to: (1) an amount equal to his current annual base salary through the termination date; (2) an amount equal to two times the sum of the base salary and the target annual bonus for the year of termination; (3) an amount, payable as soon as practicable following the date of termination, equal to a bonus for the year of termination calculated as a prorated target annual bonus for the number of months during the bonus year prior to the date of termination; and (4) medical benefits for up to eighteen months after the date of termination.

     The employment agreement provides that if any payment, benefit, award or distribution by us to Mr. Muir would be subject to the excise tax on “excess parachute payments” under Section 4999 of the Internal Revenue Code (or any corresponding provisions of state or local tax law), then Mr. Muir will receive an additional gross-up amount (subject to certain exceptions specified in the employment agreement) designed to place him in the same after-tax position as if the excise tax had not been imposed.

     The employment agreement provides that Mr. Muir is subject to a non-compete provision during the term of his employment and for a period of one year following the date of termination and is subject to a non-solicit provision during the term of his employment and for a period of two years following the date of termination.

Charles A. Blixt

     On September 11, 2006, Mr. Blixt entered into a contractor services agreement with us in connection with his appointment as our General Counsel on an interim basis. Effective April 23, 2007, Mr. Blixt resigned as our General Counsel. However, the contractor services agreement remains in effect and he is continuing to provide services to us. The agreement provided for an initial payment of $30,000. In addition, during the term of the agreement, we will pay Mr. Blixt at the monthly rate of $27,750. Pursuant to the agreement, we made an initial grant to Mr. Blixt of 6,000 shares of our common stock and, during the term of the agreement, will be required to grant an additional 6,000 shares of our common stock to Mr. Blixt every three months. Although these shares of common stock vest on the respective grant dates, without the prior written consent of the Board of Directors, Mr. Blixt is not permitted to sell or otherwise transfer any of the common stock or the economic benefit thereof prior to the first anniversary of the later to occur of (i) the termination of his contractor services agreement and (ii) the termination of any period during which Mr. Blixt may be an employee of Krispy Kreme if such period of employment begins within thirty (30) days of the termination of such agreement (subject to limit exceptions to fund his tax liability resulting from the vesting of the common stock). Each of Krispy Kreme and Mr. Blixt has the right to terminate the contractor services agreement at any time and for any reason with 30 days’ prior written notice.

KZC Services Agreement

     On February 8, 2005, we entered into the Services Agreement with Kroll Zolfo Cooper LLC (“KZC”), Stephen F. Cooper and Steven G. Panagos, dated as of January 18, 2005. Pursuant to the Services Agreement, KZC, Mr. Cooper and Mr. Panagos agreed to provide a comprehensive suite of services to us including with respect to organization and human resources, marketing and sales, logistics, finance and administration.

     Pursuant to the terms of the Services Agreement, we were required to pay KZC a monthly fee of $400,000, subject to adjustment based on the actual hourly charges and expenses of KZC for such month. During the course of the engagement, these fees payable to KZC substantially exceeded this amount as a result of the substantial resources required to address the Company’s operations and to restructure complex franchisee relationships and obligations. We were also required to reimburse KZC, Mr. Cooper, Mr. Panagos and additional KZC representatives providing services to us under the Services Agreement for their reasonable out-of-pocket expenses. See “Transactions with Related Persons—Relationship with Kroll Zolfo Cooper” below for amounts paid in fiscal 2006 and 2007.

     In addition, the Services Agreement provided that we would pay to KZC a success fee. The original Services Agreement provided that the success fee would be mutually agreed between us and KZC. On July 31, 2005, we agreed with KZC on the terms of the success fee. The success fee is in the form of a warrant issued to KZC. The warrant entitled KZC to purchase 1,200,000 shares of our common stock at a cash exercise price of $7.75 per share. The number of shares issuable upon exercise and the exercise price are subject to adjustment pursuant to customary anti-dilution adjustment provisions. The warrant became exercisable on April 6, 2006 and will expire on January 31, 2013. The warrant is not transferable except to certain related persons. Shares issuable upon exercise of the warrant will be subject to customary demand and piggyback registration rights.

     The term of the Services Agreement continued on a month-to-month basis until it was superseded by an advisory agreement, dated as of June 14, 2006 (the “Advisory Agreement”), pursuant to which KZC agreed to provide specified consulting services to us which are of a lesser scope than those contemplated under the Services Agreement, with fees payable monthly based on the hourly charges and expenses of KZC. Pursuant to the terms of the Advisory Agreement, we were required to pay KZC a monthly fee of approximately $112,000, subject to adjustment based on the actual hourly charges and expenses of KZC for such month. This Advisory Agreement expired pursuant to its terms on January 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

     The following table provides information with respect to the common stock that may be issued upon the exercise of options and other awards under our existing equity compensation plans as of January 28, 2007.

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan
								Incentive	Awards:
			Equity					Plan	Market
			Incentive					Awards:	or Payout
			Plan					Number of	Value of
	Number		Awards:			Number	Market	Unearned	Unearned
	of	Number of	Number of			of Shares	Value of	Shares,	Shares,
	Securities	Securities	Securities			or Units	Shares or	Units or	Units or
	Underlying	Underlying	Underlying	Option		of Stock	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Exercise		That	Stock That	Rights	Rights
	Options	Options	Unearned	Price per	Option	Have Not	Have Not	That Have	That Have
	(#)	(#)	Options	Share	Expiration	Vested(1)	Vested(2)	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Daryl G. Brewster	—	—	—	—	—	225,000	$2,898,000	—	—
	—	500,000 (3)	—	$6.39	3/6/16	—	—	—	—
Michael C. Phalen	—	150,000 (4)	—	$9.71	11/2/16	—	—	—	—
	24,000 (5)	24,000 (6)	—	$14.04	8/9/14	—	—	—	—
	56,250 (5)	18,750 (6)	—	$36.69	1/6/14	—	—	—	—
Douglas R. Muir	—	120,000 (4)	—	$9.71	11/2/16	—	—	—	—
Jeffrey L. Jervik	—	150,000 (4)	—	$9.71	11/2/16	—	—	—	—
Charles A. Blixt	—	—	—	—	—	—	—	—	—
Stephen F. Cooper	—	—	—	—	—	—	—	—	—

____________________

(1)	These shares vest, provided that Mr. Brewster’s employment continues through the applicable vesting dates, in nine equal installments beginning on March 6, 2007 and continuing for each of the seven three-month periods following March 6, 2007, with the final installment vesting on February 1, 2009.

(2)	Based on the closing price of our common stock on January 26, 2007.

(3)	These options vest, provided that Mr. Brewster’s employment continues through the applicable vesting dates, in three equal installments, on March 6, 2007, March 6, 2008 and February 1, 2009.

(4)	These options vest on November 2, 2008, provided that the executive’s employment continues through such date, so long as the price of our common stock increases by 20% (for 50% of the options) and 40% (for the other 50% of the options) after the grant date and remains at or above that level for at least 10 consecutive trading days. If such stock price hurdles have not been met as of November 2, 2008, then the options shall vest (in such 50% installments) when and if such stock price hurdles are met. In the case of Mr. Phalen, these stock options will terminate on June 5, 2007, the effective date of his resignation.

(5)	These vested stock options will remain exercisable for 60 days following June 5, 2007, the effective date of Mr. Phalen’s resignation.

(6)	These unvested stock options will terminate on the date that is 60 days following June 5, 2007, the effective date of Mr. Phalen’s resignation, and will not have vested prior to June 5, 2007.

Option Exercises and Stock Vested

     The following table provides information with respect to the number and value of shares acquired during fiscal 2007 from the exercise of vested stock options and the vesting of restricted stock and common stock.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Daryl G. Brewster	—	—	75,000	$667,250
Michael C. Phalen	—	—	—	—
Douglas R. Muir	—	—	—	—
Jeffrey L. Jervik	—	—	—	—
Charles A. Blixt	—	—	12,000	$117,360
Stephen F. Cooper	—	—	—	—

Nonqualified Deferred Compensation

401(k) Mirror Plan

     As discussed above, we maintain the 401(k) Mirror Plan, which is designed to enable highly compensated employees whose contributions to the 401(k) Plan are limited by certain statutory limitations to have the same opportunity to defer compensation as is available to other employees of Krispy Kreme under the qualified 401(k) Plan. Participants can contribute from 1% to 15% of their base compensation and from 1% to 100% of their bonus under the 401(k) Mirror Plan, in each case, reduced by amounts contributed under the 401(k) Plan. In addition, participants can contribute up to 100% of the excess distributions they receive from the 401(k) Plan. We match 50% of the first 6% of compensation contributed by each employee to the 401(k) Mirror Plan, net of amounts matched by us under the 401(k) Plan. A participant’s account under the 401(k) Mirror Plan is invested in the investment options selected by the participant from among the same investment options that are available under the 401(k) Plan. Participants receive a payout of their account balance six months following termination of employment and can elect to receive the payout in a lump sum or in quarterly payments over a period of up to 10 years.

Brewster Deferred Compensation Arrangements

     Pursuant to the terms of Mr. Brewster’s employment agreement, we are required to credit Mr. Brewster’s account under our 401(k) Mirror Plan with an amount having a present value (determined using an interest rate of 5%, compounded annually) equal to the excess of (i) $1,374,631 on November 30, 2011 over (ii) the actuarial present value on November 30, 2011 of Mr. Brewster’s vested accrued benefit under the qualified and non-qualified defined benefit pension plans of Kraft Foods, Inc. (determined using the actuarial assumptions set forth in such plans). This present value amount was determined on March 6, 2006, the effective date of Mr. Brewster’s employment to be $826,251. Such account will vest in equal monthly installments, beginning April 1, 2006 and continue on the first day of each month thereafter through November 1, 2011. In the event Mr. Brewster’s employment is terminated by Krispy Kreme not for cause or by Mr. Brewster for good reason or Mr. Brewster’s employment terminates due to his death or permanent disability, an additional portion of the account will become vested at the time of such termination of employment equal to the percentage that would have vested if Mr. Brewster had remained employed for an additional two years.

Nonqualified Deferred Compensation Table

     The following table sets forth the non-qualified deferred compensation of each Named Executive Officer in fiscal 2007.

Aggregate
	Executive	Registrant	Earnings in	Aggregate	Aggregate
	Contributions in	Contributions in	Last Fiscal	Withdrawals/	Balance at Last
	Last Fiscal Year	Last Fiscal Year	Year	Distributions	Fiscal Year End
Name	($)(1)	($)(2)	($)	($)	($)(3)
Daryl G. Brewster	—	$826,251	—	—	$826,251
Michael C. Phalen	$48,750	$4,257	$21,494	—	$225,212
Douglas R. Muir	—	—	—	—	—
Jeffrey L. Jervik	—	—	—	—	—
Charles A. Blixt	—	—	—	—	—
Stephen F. Cooper	—	—	—	—	—
____________________

(1)	Executive contribution amounts are included in the “Salary” column of the Summary Compensation Table above.

(2)	With respect to Mr. Phalen, all Krispy Kreme contributions shown are included in the “All Other Compensation” column of the Summary Compensation Table above. With respect to Mr. Brewster, $133,661 of the Krispy Kreme contributions shown are included in the “All Other Compensation” column of the Summary Compensation Table above. This amount represents the portion of Mr. Brewster’s account that vested in 2007. The remaining amounts will be included in future years in the Summary Compensation Table as such amounts vest. As of January 28, 2007, Krispy Kreme had not yet made the contribution to Mr. Brewster’s account under our 401(k) Mirror Plan required by Mr. Brewster’s employment agreement because the 401(k) Mirror Plan must be amended to permit such contribution and such amendment had not been effected at that date.

(3)	With respect to Mr. Phalen’s aggregate balance, all contributions by Mr. Phalen to the 401(k) Mirror Plan prior to fiscal 2007 were included in the “Salary” column in the Summary Compensation Table for the applicable year, but contributions by Krispy Kreme prior to fiscal 2007 were not included in the Summary Compensation Table for the applicable year.

Potential Payments upon Termination and Change in Control

     We do not maintain any severance or change in control plans. However, pursuant to the terms of certain employment agreements, option agreements and restricted stock agreements, executives are eligible to receive severance and other benefits in the case of certain termination events and in the case of a change in control. For a detailed description of the employment agreements see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment and Contractor Services Agreements.”

     The discussion and tables below reflect the estimated amount of additional compensation and benefits that would be paid or accrue to each of the Named Executive Officers in the event of all applicable hypothetical scenarios, including:

  a change in control (with or without a corresponding termination of employment);

  termination by us without cause;

  termination by the executive for good reason;

  voluntary termination;

  retirement;

  disability;
  death; and

  failure to renew employment contract.

     Amounts are not included for compensation and benefits to which an executive would be entitled if the specified event had not occurred.

Stock Options and Restricted Stock

Fiscal 2007 Stock Option Grants—Phalen, Muir and Jervik

     Each of the stock option agreements governing stock option grants made in fiscal 2007 (other than with respect to Mr. Brewster) provide that all of such options shall vest and become exercisable upon (1) termination of employment due to “Retirement,” death or disability or (2) a “Change in Control” of Krispy Kreme. In the event of a Change in Control, the Board of Directors, in its sole discretion, may give prior written notice of such event to the executive and set a termination date for the exercise of such options. In the event of termination for “Cause,” all options of the executive are terminated.

     In the event any of the above accelerated vesting events are triggered, the options would remain exercisable until (1) in the case of termination on account of disability, 180 days after termination, (2) in the case of termination on account of death, 360 days after termination, (3) in the case of Retirement, the then-current expiration date and (4) in the case of a Change in Control, the earlier of the date specified in a notice by the Board of Directors, if any, and the then-current expiration date.

     In the case of termination for any reason other than Retirement, death, disability or Cause, the options remain exercisable for 60 days following the date of termination (without any acceleration of vesting).

     For the purposes of these stock option agreements:

     “Cause” means, generally, the following events: (1) drug abuse by the executive; (2) alcohol abuse by the executive if it interferes with the efficient conduct of business by the executive; (3) theft, embezzlement or other similar act by the executive of any tangible or intangible asset of Krispy Kreme or any customer or supplier of Krispy Kreme; (4) commission of any other criminal act by the executive if such act causes or is likely to cause damage to the business of Krispy Kreme; (5) a material breach by the executive of any written agreement between Krispy Kreme and the executive, or any written policy of Krispy Kreme known by and applicable to all its employees; and (6) willful failure by the executive to follow the instructions of the Board or an officer or other supervisory employee of Krispy Kreme duly authorized to give instructions to the executive.

     “Change in Control” means, generally: (1) the acquisition by any person of 50% or more of our outstanding voting stock; (2) consummation of a merger or consolidation involving Krispy Kreme if our shareholders, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 50% of the outstanding voting securities of the surviving company in substantially the same proportion as their ownership of the voting stock of Krispy Kreme outstanding immediately before such merger or consolidation; (3) the sale or other disposition of all or substantially all of the assets of Krispy Kreme; (4) approval by our shareholders of a complete liquidation or dissolution of Krispy Kreme; or (5) a change in the majority composition of the Board not approved by a majority of the directors in office before the change.

     “Retirement” means the executive’s termination of employment at a time when for an executive, the sum of the executive’s age and years of employment with Krispy Kreme equals or exceeds 65.

     In addition, in the case of Mr. Phalen, his employment agreement provides that all of his stock options vest (1) in the case of any termination by Krispy Kreme other than for “Good Cause” (as defined in his employment agreement), on the date of termination, (2) in the event that we do not extend the term of his employment period under the employment agreement, on the expiration date of such employment period and (3) in the case of a “Change of Control” (as defined in his employment agreement), upon the date of such Change of Control. In each such case (other than a Change in Control), the options remain exercisable for 60 days following the date of termination. In the case of a Change in Control, the options remain exercisable until the then-current expiration date or, if earlier and permitted pursuant to the terms of the applicable option agreement, the date specified in a notice by the Board of Directors, if any. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment and Contractor Services Agreements.”

Pre-Fiscal 2007 Stock Option Agreements

     Of the Named Executive Officers, only Mr. Phalen received any stock option grants prior to fiscal 2007. Treatment of these options upon termination or a change in control is essentially the same as the treatment of the options granted in fiscal 2007, except that the relevant option agreements define change in control (referred to in the agreements as “Corporate Reorganization”) to mean, generally: (1) any person or group purchases 50% or more of our outstanding common stock pursuant to a tender or exchange offer or otherwise becomes the owner of 50% or more of our outstanding common stock; (2) the merger or consolidation of Krispy Kreme if, as a result of which, the holders of outstanding stock of Krispy Kreme immediately prior to such a merger or consolidation hold less than 50% of the stock of the surviving company; (3) the sale or other disposition of all or substantially all of the assets of Krispy Kreme; (4) the liquidation of Krispy Kreme or (5) a change in the majority composition of the Board not approved by a majority of the directors in office before the change during any 24-month period.

Fiscal 2007 Stock Option and Restricted Stock Grants—Brewster

     With respect to the grants of options and restricted stock to Mr. Brewster in fiscal 2007, the terms of Mr. Brewster’s employment agreement govern the vesting of these equity awards under the applicable termination and change in control scenarios. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment and Contractor Services Agreements.”

     Termination Scenario Summary Tables. The amounts shown in the tables below assume that the noted triggering event (termination or change in control, as applicable) occurred on January 28, 2007, the last day of fiscal 2007. Other relevant assumptions and explanations are provided in the footnotes following the tables. The amounts shown reflect only the additional payments or benefits that a Named Executive Officer would have received upon the occurrence of the respective triggering events listed below; they do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would have vested absent the triggering event.

Daryl G. Brewster

	Termination without	Change
	cause or termination	in control
	by executive for good	regardless of	Death or
Name	reason(1)	termination(2)	disability
Compensation:
Severance pay(3)	$2,380,000	—	—
Vesting of unvested stock options and restricted
stock awards(4)	$6,143,000	$6,143,000	$4,739,331
Vesting of unvested contribution to nonqualified
deferred compensation plan(5)	$ 291,624	—	$294,624
Benefits:
Health and dental insurance(6)	$ 15,102	—	$15,102
Total	$8,829,726	$6,143,000	$5,049,057
____________________

(1)	The amounts payable to Mr. Brewster in this scenario are the same whether or not a change in control has occurred, except that, in the case of a change in control, Mr. Brewster is entitled to a gross-up for any excise taxes payable by him, together with any income taxes payable as a result of the gross up. Assuming a change in control occurred on January 28, 2007, however, no excise tax would have been payable by Mr. Brewster.

(2)	Applicable only if, following a change in control, Mr. Brewster is not the chief executive officer of a publicly traded entity.

(3)	Represents two times the sum of Mr. Brewster’s base salary and target bonus for the most recent fiscal year.

(4)	For termination without cause, termination by executive for good reason and change in control, represents the intrinsic value as of January 26, 2007 of all unvested stock options and restricted stock awards; for death or disability, represents the intrinsic value as of January 26, 2007 of all unvested stock options and restricted stock awards scheduled to vest in fiscal 2008 and 2009.

(5)	Represents the portion of our contribution to Mr. Brewster’s account under our 401(k) Mirror Plan made pursuant to Mr. Brewster’s employment agreement which would vest in the two years following Mr. Brewster’s termination without cause, termination with good reason or termination due to death or disability.

(6)	Represents 18 months of continued health insurance coverage, computed as the excess of our current COBRA premium for such coverage over Mr. Brewster’s current contribution to the health plan providing benefits to our employees. These benefits would be payable over the term of such 18 months.

Michael C. Phalen

		Termination
		by executive
		for good
		reason	Change
		following a	in control	Failure	Death,
	Termination	change in	regardless of	to renew	disability or
Name	without cause	control	termination	contract	retirement
Compensation:
Severance pay(1)	$1,324,610	$1,324,610	—	$749,040	—
Vesting of unvested stock options(2)	$475,500	$475,500	$475,000	$475,000	$475,500
Benefits:
Death benefit(3)	—	—	—	—	$5,000
Health and dental insurance(4)	$30,168	$30,168	—	—	—
Outplacement services, office space and
secretarial assistance(5)	$45,000	$45,000	—	—	—
Club dues(6)	$15,306	$15,306	—	—	—
Excise tax gross-up(7)	—	$716,090	$ 0	—	—
Total	$1,890,584	$2,606,674	$475,000	$1,224,040	$480,500

____________________

(1)	Represents three times Mr. Phalen’s base salary (or one times base salary, in the case of failure to renew contract), plus three times an assumed bonus equal to 50% of base salary, which amount, in accordance with Mr. Phalen’s employment agreement, is discounted to present value at 6%.

(2)	Represents the intrinsic value as of January 26, 2007 of all unvested stock options.

(3)	Represents the death benefit provided for in Mr. Phalen’s employment agreement.

(4)	Represents 36 months of continued health insurance coverage, computed as the excess of our current COBRA premium for such coverage over Mr. Phalen’s current contribution to the health plan providing benefits to our employees. These benefits would be payable over the term of such 36 months.

(5)	Represents the estimated cost of providing outplacement services for six months; we do not believe we would incur any incremental cost in providing office space and secretarial assistance, and accordingly no amount for such benefits has been reflected above.

(6)	Represents three years’ reimbursement of club dues, including gross up for Medicare tax due, based up the actual reimbursement for fiscal 2007.

(7)	In the case of a change in control, Mr. Phalen is entitled to a gross-up for any excise taxes payable by him. Assuming a change in control occurred on January 28, 2007, Mr. Phalen only would have been required to pay excise taxes if he also had terminated his employment for good reason. In that scenario, the amount shown represents the amount needed to make Mr. Phalen whole for the excise taxes that would have been imposed and all taxes that would have been payable on the gross-up payment itself.

Douglas R. Muir

	Termination with
	or without cause
	or termination by	Change in control
	executive with or	regardless of	Death, disability
Name	without good reason	termination	or retirement
Compensation:
Vesting of unvested stock options(1)	—	$380,400	$380,400
Total	—	$380,400	$380,400

____________________

(1)     Represents intrinsic value as of January 26, 2007 of all unvested stock options.

Jeffrey L. Jervik

	Termination
	without cause, or
	termination by
	executive for good
	reason,	Change in control
	following a change	regardless of	Death, disability
Name	in control	termination	or retirement
Compensation:
Severance pay(1)	$325,000	—	—
Vesting of unvested stock options(2)	—	$475,500	$475,500
Benefits:
Death benefit(3)	—	—	$ 5,000
Total	$325,000	$475,500	$480,500

____________________

(1)	Represents one year of Mr. Jervik’s base salary, which is the maximum severance pay provided for in Mr. Jervik’s employment agreement.

(2)	Represents the intrinsic value as of January 26, 2007 of all unvested stock options.

(3)	Represents the death benefit provided for in Mr. Jervik’s employment agreement.

Director Compensation

     Our non-executive directors received the following aggregate amounts of compensation during the fiscal year ended January 28, 2007.

					Change in
					Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)(1)	($)
Mary Davis Holt(2)	$53,077	—	—	—	—	$1,200	$54,277
William T. Lynch, Jr.(3)	$53,077	—	—	—	—	$1,200	$54,277
Robert S. McCoy, Jr.	$57,500	—	—	—	—	$1,200	$58,700
James H. Morgan	$125,000	—	—	—	—	$1,200	$126,200
Andrew J. Schindler(4)	$18,132	—	—	—	—	$435	$18,567
Robert L. Strickland(5)	$60,000	—	—	—	—	$1,200	$61,200
Michael H. Sutton	$112,000	—	—	—	—	$1,200	$113,200
Lizanne Thomas	$117,000	—	—	—	—	$1,200	$118,200
Togo D. West, Jr.	$55,000	—	—	—	—	$1,200	$56,200

____________________

(1)	Represents fees paid at the rate of $300 per quarter for miscellaneous expenses. We also reimburse each director for travel and other expenses incurred to attend meetings of the Board of Directors; such reimbursements are not included in the amounts set forth herein.

(2)	Ms. Holt’s term as a director expired on January 31, 2007, and she no longer serves as a director.

(3)	Mr. Lynch’s term as a director expired on January 31, 2007, and he no longer serves as a director.

(4)	Mr. Schindler was appointed to the Board of Directors effective September 19, 2006.

(5)	Mr. Strickland has submitted his resignation effective immediately preceding this Annual Meeting.

Narrative to Director Compensation Table

     Set forth below is a description of the compensation arrangements for our non-executive directors.

Fiscal 2007 Compensation

     The Chairman of the Board received an annual fee of $125,000. Each other non-executive director received an annual fee of $50,000. The Chairman of the Audit Committee (Mr. McCoy) received additional annual compensation of $7,500. The Chairman of the Governance Committee (Mr. Strickland), the Chairman of the Compensation Committee (Mr. West), the Vice Chairman of the Board of Directors (Mr. Strickland), each Co-Chair of the Special Committee (Ms. Thomas and Mr. Sutton), the Chairman and Vice Chairman of the Executive Search Committee (Mr. Lynch and Ms. Holt, respectively) and the Chair of the Director Search Committee (Ms. Thomas) each received additional annual compensation of $5,000. On September 11, 2006, the Board of Directors disbanded the Executive Search Committee. In addition to these fees, each director received fees of $300 per quarter for miscellaneous expenses. We also reimburse each director for travel and other expenses incurred to attend meetings of the Board of Directors. On October 12, 2006, the Board of Directors approved a recommendation of the Compensation Committee to award each member of the Special Committee $57,000 in cash in consideration for their second year of service, in addition to the annual fee of $50,000. We formerly had an informal policy of permitting members of the Board of Directors and their spouses and other family members to use the corporate aircraft for personal travel when the aircraft was available. Personal use of the corporate aircraft by directors and their spouses and other family members is valued under the incremental cost method. In fiscal 2007, none of our non-employee directors used the corporate aircraft for personal use. We recently adopted a policy prohibiting personal use of the corporate aircraft subject to certain exceptions as approved by the Chairman of the Board.

Fiscal 2008 Director Compensation

     In February 2007, the Compensation Committee and the Board of Directors, upon the recommendation of Frederic Cook, the Compensation Committee’s consultant, made changes to the director compensation package for fiscal 2008. The annual fee for each non-executive director (other than the Chairman of the Board) was increased from $50,000 to $60,000. The Chairman’s annual fee of $125,000 was unchanged. The annual committee chairman and co-chairman fees for the Audit Committee and Special Committee were increased to $10,000 and the annual committee chairman fees for the Compensation Committee and the Governance Committee were increased to $7,500. In addition, on February 22, 2007, the Compensation Committee made grants (effective March 1, 2007) of 11,707 restricted stock units under our 2000 Stock Incentive Plan to each of our non-executive directors. These units will vest in four equal quarterly installments on June 1, 2007, September 1, 2007, December 1, 2007 and March 1, 2008. In the case of Messrs. McCoy, Schindler, Sutton and West and Ms. Thomas, each of whom elected to defer receipt of the units, the vested units will be distributed in a single lump sum following the termination of his or her service on the Board of Directors, provided that any units that have not vested prior to his or her termination of service will be forfeited. On an ongoing basis, the Compensation Committee intends to make annual grants to each non-executive director of restricted stock units having an aggregate value of approximately $120,000.

TRANSACTIONS WITH RELATED PERSONS

Relationship with Kroll Zolfo Cooper

     On January 18, 2005, we retained Kroll Zolfo Cooper LLC (“KZC”) as our financial advisor and interim management consultant and, on February 18, 2005, entered into a Services Agreement dated as of January 18, 2005 with KZC, Stephen F. Cooper and Steven G. Panagos. From January 18, 2005 to March 6, 2006, Mr. Cooper, who was Chairman of KZC during such period, served as our Chief Executive Officer and Mr. Panagos served as our President and Chief Operating Officer. From March 6, 2006 to June 14, 2006, Mr. Cooper served as our Chief Restructuring Officer and Mr. Panagos served as our Director of Restructuring. Mr. Cooper and Mr. Panagos resigned from these positions on June 14, 2006 and are no longer officers of the Company. See “Executive Compensation—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—KZC Services Agreement” above for a description of the Services Agreement. In fiscal 2006 and fiscal 2007 we incurred an aggregate of $10.9 million and $3.3 million, respectively, related to KZC fees and expenses under the Services Agreement. In addition, on July 31, 2005, in satisfaction of our obligation to pay KZC a success fee under the Services Agreement, we issued to KZC a warrant to purchase 1,200,000 shares of our common stock at a cash exercise price of $7.75 per share. However, during their service with the Company, neither Mr. Cooper nor Mr. Panagos owned, directly or indirectly, any equity interests in KZC and neither individual was guaranteed any portion of any revenues or earnings generated by KZC from Krispy Kreme (including with respect to the warrant).

Other Transactions with Related Persons

     There were no other reportable transactions with related persons during 2007.

Review, Approval or Ratification of Transactions with Related Persons

     Our Audit Committee has adopted a written Policy and Procedures with Respect to Related Person Transactions (the “Policy”). The Policy provides that any proposed Related Person Transaction be submitted to the Audit Committee for consideration. In determining whether or not to approve the transaction, the Policy provides that the Committee shall consider all of the relevant facts and circumstances available to the Committee, including (if applicable) but not limited to: the benefits to us; the impact on a director’s independence, if applicable; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Policy provides that the Committee shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of Krispy Kreme and its stockholders, as the Committee determines in good faith.

     For purposes of the Policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Krispy Kreme (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $100,000, and in which any Related Person had, has or will have a direct or indirect material interest.

     For purposes of the Policy, a “Related Person” means:

(1)	any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer or a nominee to become a director of Krispy Kreme;

(2)	any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; and

(3)	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner.

REPORT OF THE AUDIT COMMITTEE FOR FISCAL YEAR 2007

     The Audit Committee assists the Board of Directors in its oversight of the integrity of Krispy Kreme’s financial statements, compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm and the performance of the independent registered public accounting firm and the internal audit function. Management is responsible for Krispy Kreme’s financial statements, internal controls and the financial reporting process. Krispy Kreme’s independent registered public accounting firm is responsible for expressing an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. In conjunction with the specific activities performed by the Audit Committee in its oversight role:

1.	The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended January 28, 2007, with management of Krispy Kreme.

2.	The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed as required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.	The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm as required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with its independent registered public accounting firm such firm’s independence.

     Based on the review and discussions referred to in paragraphs 1. through 3. above, the Audit Committee recommended to the Board of Directors that the audited financial statements should be included in Krispy Kreme’s Annual Report on Form 10-K for the fiscal year ended January 28, 2007 for filing with the Securities and Exchange Commission.

Robert S. McCoy, Jr., Chairman
Andrew J. Schindler
Michael H. Sutton

INFORMATION RELATED TO OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

General

     PricewaterhouseCoopers LLP served as Krispy Kreme’s independent registered public accounting firm for fiscal 2005, 2006 and 2007. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting for purposes of answering appropriate questions that any shareholder may wish to ask, and such representatives will have an opportunity to make a statement at the meeting if they so desire.

Fees

     The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP to Krispy Kreme in each of the last three fiscal years for audit and non-audit services. The nature of the services provided in each such category is described following the table.

	2007(1)	2006(2)	2005
Audit Fees	$3,343,839	$3,708,139	$520,967
Audit-Related Fees	175,000	44,550	213,566
Tax Fees	388,507	179,794	295,743
All Other Fees	3,900	3,900	—
Total	$3,911,246	$3,936,383	$1,030,276
____________________

(1)	Includes fees relating to the audits of the fiscal 2005, 2006 and 2007 financial statements and the restatement of prior years’ financial statements.

(2)	Includes fees relating to the audit of the fiscal 2005 financial statements and the restatement of prior years’ financial statements.

     Audit Fees — Consists of aggregate fees for professional services rendered for the audits of the annual financial statements of Krispy Kreme, reviews of financial statements included in Krispy Kreme’s Forms 10-Q and statutory audits for certain subsidiaries.

     Audit-Related Fees — Consists of aggregate fees for accounting consultations, audits of employee benefit plans and audits of certain consolidated franchisees.

     Tax Fees — For fiscal 2007, 2006 and 2005 tax fees include compliance fees (reviews and preparation of corporate and state tax returns and assistance with tax audits of $171,623, $56,769 and $105,000, respectively). Other tax fees include amounts for tax advice and planning and international tax matters and totaled $216,884 in fiscal 2007, $123,025 in fiscal 2006 and $190,743 in fiscal 2005.

     All Other Fees — For fiscal 2007 and 2006, the amounts represented fees for accounting research services.

Pre-Approval of Audit and Non-Audit Services

     The Audit Committee is responsible for pre-approving all audit and permitted non-audit services provided to Krispy Kreme by its independent registered public accounting firm. To help fulfill this responsibility, the Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy. Under the policy, all audit and non-audit services must be pre-approved by the Audit Committee either (1) before the commencement of each service on a case-by-case basis—called “specific pre-approval”—or (2) by the description in sufficient detail in exhibits to the policy of particular services which the Audit Committee has generally approved, without the need for case-by-case consideration—called “general pre-approval.” Unless a particular service has received general pre-approval, it must receive the specific pre-approval of the Audit Committee or one of its members to whom the Audit Committee has delegated specific pre-approval authority. The policy describes the audit, audit-related, tax and other services which have received general pre-approval. These general pre-approvals allow Krispy Kreme to engage the independent registered public accounting firm for the enumerated services for individual engagements up to the fee-limits described in the policy. The Audit Committee periodically reviews the services that have received general pre-approval and the associated fee ranges. The policy does not delegate the Audit Committee’s responsibility to pre-approve services performed by the independent registered public accounting firm to management. All of the services described above under Audit-Related Fees, Tax Fees and All Other Fees for fiscal 2005, 2006 and 2007 were pre-approved by the Audit Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of beneficial ownership and changes in such with the SEC. Such officers, directors and shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from our executive officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis during fiscal 2007.

VIEW PROXY STATEMENTS AND ANNUAL REPORTS ON THE INTERNET

     We may in the future give all of our shareholders the option of viewing proxy statements and annual reports to shareholders on the Internet instead of receiving them by mail. If we make this option available, and if you agree to access future proxy statements and annual reports to shareholders online, we expect you will continue to receive a proxy card in the mail, but not paper copies of the proxy statement and annual report to shareholders. These proxy cards will contain the website address and other necessary information to view the proxy statement and annual report to shareholders online, and to submit your vote. In order to take advantage of the Internet viewing option, you will need access to a computer, an Internet access account and may need software such as Adobe Acrobat Reader.

     Shareholders with shares registered directly in their name who wish to take advantage of this option (if and when we offer it) may make this election when completing the enclosed proxy card for this year’s Annual Meeting by checking the appropriate box next to the statement concerning the viewing of proxy statements and annual reports to shareholders on the Internet, or, if voting by the Internet or by telephone, by responding to the prompts concerning the viewing of proxy statements and annual reports to shareholders on the Internet. If we offer the option to view these materials online in the future, your consent to view them online rather than receiving them by mail will be effective until you cease being a shareholder, until we cease offering the Internet viewing option or until you revoke your consent. If you elect to view these materials on the Internet, and then later change your mind, you may revoke your election at any time by sending a letter to Krispy Kreme Doughnuts, Inc., 370 Knollwood Street, Suite 500, Winston-Salem, North Carolina 27103, Attention: Secretary. We will resume sending you paper copies if you revoke your election.

SHAREHOLDERS’ PROPOSALS FOR 2008 ANNUAL MEETING

     Shareholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission and our bylaws.

     The 2008 Annual Meeting of shareholders is tentatively scheduled to be held on June 17, 2008. Shareholder proposals that are intended to be included in our Proxy Statement and proxy relating to the 2008 Annual Meeting of shareholders must be received by us no later than December 29, 2007 to be considered for inclusion.

     If a shareholder intends to submit a proposal or nomination for director for our 2008 Annual Meeting of shareholders that is not to be included in Krispy Kreme’s Proxy Statement and proxy relating to the Annual Meeting, the shareholder must give us notice in accordance with the requirements set forth in Krispy Kreme’s bylaws not less than 40 days nor more than 90 days before Krispy Kreme’s 2008 Annual Meeting. Krispy Kreme’s bylaws require that certain information with respect to the proposal and the shareholder making the proposal be set forth in the notice.

     If the date of the 2008 Annual Meeting of shareholders is changed by more than 30 days from June 17, 2008, shareholders will be advised of such change and of the new dates for submission of proposals.

     To obtain a copy of the relevant bylaw provision or to submit a proposal, a shareholder must submit such a request or a proposal in writing to: Krispy Kreme Doughnuts, Inc., 370 Knollwood Street, Suite 500, Winston-Salem, North Carolina 27103, Attention: Secretary.

HOUSEHOLDING

     Krispy Kreme has previously adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, multiple shareholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the annual proxy materials unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

     If you wish to opt out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to 30 days before the mailing of proxy materials, which in the future we expect to be mailed in April or May of each year, by notifying us in writing at: Krispy Kreme Doughnuts, Inc., 370 Knollwood Street, Suite 500, Winston-Salem, North Carolina 27103, Attention: Secretary. You also may request additional copies of the proxy materials by notifying us in writing at the same address.

     If you share an address with another shareholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address.

OTHER MATTERS

     All of the expenses involved in preparing, assembling, and mailing this Proxy Statement and the materials enclosed herewith and soliciting proxies will be paid by Krispy Kreme. We may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to beneficial owners of our common stock. The solicitation of proxies will be conducted primarily by mail, but may include telephone, telegraph or oral communications by directors, officers or regular employees of Krispy Kreme, acting without special compensation.

     Whether or not you plan on attending the Annual Meeting, please fill in, date, sign and mail the accompanying proxy card, or vote by telephone or electronically through the Internet as soon as possible. If you attend the Annual Meeting and wish to vote in person, you may revoke your proxy at that time. Seating is limited at the Annual Meeting. If you plan to attend, you MUST register by following the instructions described above under “Proxy Solicitation and General Information—Admission to Annual Meeting.”

BY ORDER OF THE BOARD OF DIRECTORS,

WESLEY M. SUTTLE
Secretary

APPENDIX A

KRISPY KREME DOUGHNUTS, INC.

2000 STOCK INCENTIVE PLAN

(AMENDED AS OF JUNE 4, 2007)

i

ii

KRISPY KREME DOUGHNUTS, INC.

2000 STOCK INCENTIVE PLAN

ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

     1.1 Establishment of the Plan. Krispy Kreme Doughnuts, Inc., a North Carolina corporation (hereinafter referred to as the “Company”), hereby establishes a stock option and incentive award plan known as the “Krispy Kreme Doughnuts, Inc. 2000 Stock Incentive Plan” (the “Plan”), as set forth in this document. The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Stock Awards, Performance Unit Awards and Stock Appreciation Rights.

     The Plan shall become effective on July 1, 2000 (the “Effective Date”), having been approved by the Board of Directors on June 6, 2000, and shall remain in effect as provided in Section 1.3. This Plan reflects all amendments and stock splits through and including June 4, 2007.

     1.2 Purpose of the Plan. The purposes of the Plan are to promote greater stock ownership in the Company by Employees, Directors, consultants, or other persons who perform services for the Company and its Parent, Subsidiaries, and affiliates (the “Participants”); to more closely link the personal interests of Participants to those of the Company’s shareholders; and to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely depends.

     1.3 Duration of the Plan. The Plan shall commence on the Effective Date, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 14, until the day prior to the twelfth (12th) anniversary of the Effective Date.

ARTICLE 2. DEFINITIONS

      Whenever used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Agreement” means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

(b)

“Award” means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Stock Awards, Performance Unit Awards or Stock Appreciation Rights.

(c)	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(d)	“Board” or “Board of Directors” means the Board of Directors of the Company.

(e)

“Cause” means: (i) with respect to the Company or any Subsidiary which employs the Participant or for which the Participant primarily performs services, the commission by the Participant of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice (whether or not resulting in criminal prosecution or conviction), or any act or practice which the Committee shall, in good faith, deem to have resulted in the Participant’s becoming unbondable under the Company’s or the Subsidiary’s fidelity bond; (ii) the willful engaging by the Participant in misconduct which is deemed by the Committee, in good faith, to be materially injurious to the Company or any Subsidiary, monetarily or otherwise; or (iii) the willful and continued failure or habitual neglect by the Participant to perform his duties with the Company or the Subsidiary substantially in accordance with the operating and personnel policies and procedures of the Company or the Subsidiary generally applicable to all their employees. For purposes of this Plan, no act or failure to act by the Participant shall be deemed to be “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company and/or the Subsidiary. Notwithstanding the foregoing, if the Participant has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines “Cause,” then the definition of “Cause” in such agreement shall apply to the Participant in this Plan. “Cause” under either (i), (ii) or (iii) shall be determined by the Committee.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto.

(g)

“Committee” means (i) the committee appointed by the Board to administer the Plan with respect to grants of Awards, as specified in Article 3; or (ii) in the absence of such appointment, the Board itself.

(h)	“Common Stock” means the common stock of the Company, no par value per share.

(i)	“Company” means Krispy Kreme Doughnuts, Inc., a North Carolina corporation, or any successor thereto as provided in Article 17.

(j)

“Corresponding SAR” means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

(k)	“Director” means any individual who is a member of the Board of Directors of the Company.

(l)

“Disability” shall have the meaning ascribed to such term in the Company’s long-term disability plan covering the Participant, or in the absence of such plan, a meaning consistent with Section 22(e)(3) of the Code.

(m)	“Effective Date” shall have the meaning ascribed to such term in Section 1.1.

(n)

“Employee” means any employee of the Company or any Parent, Subsidiary, or affiliate of the Company. Directors who are not otherwise employed by the Company or a Parent, Subsidiary or affiliate of the Company are not considered Employees under this Plan.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(p)	“Fair Market Value” shall be determined as follows:

(i)

If, on the relevant date, the Shares are traded on a national or regional securities exchange or on The Nasdaq National Market System (“Nasdaq”) and closing sale prices for the Shares are customarily quoted, on the basis of the closing sale price on the principal securities exchange on which the Shares may then be traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported;

(ii)

If, on the relevant date, the Shares are not listed on any securities exchange or traded on Nasdaq, but nevertheless are publicly traded and reported on Nasdaq without closing sale prices for the Shares being customarily quoted, on the basis of the mean between the closing bid and asked quotations in such other over-the-counter market as reported by Nasdaq; but, if there are no bid and asked quotations in the over-the-counter market as reported by Nasdaq on that date, then the mean between the closing bid and asked quotations in the over-the-counter market as reported by Nasdaq on the immediately preceding day such bid and asked prices were quoted; and

(iii) If, on the relevant date, the Shares are not publicly traded as described in (i) or (ii), on the basis of the good faith determination of the Committee.

(q)

“Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

(r)

“Initial Value” means, with respect to a Corresponding SAR, the Option Price per share of the related Option, and with respect to an SAR granted independently of an Option, the Fair Market Value of one share of Common Stock on the date of grant.

(s)

“Insider” shall mean an Employee who is, on the relevant date, an officer or a director, or a beneficial owner of ten percent (10%) or more of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act or any successor provision, all as defined under Section 16 of the Exchange Act.

(t)

“Named Executive Officer” means a Participant who, as of the date of vesting and/or payout of an Award is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

(u)	“Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6, and which is not intended or otherwise fails to meet the requirements of Code Section 422.

(v)	“Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(w)	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

(x)	“Parent” means a “parent corporation,” whether now or hereafter existing as defined in Section 424(e) of the Code.

(y)

“Participant” means an Employee, Director, consultant or other person who performs services for the Company or a Parent, Subsidiary, or affiliate of the Company, who has been granted an Award under the Plan which is outstanding.

(z)

“Performance Unit Award” means an Award, which, in accordance with the terms of Article 9 and the other provisions of the Plan and subject to an Agreement, will entitle the Participant, or his estate or beneficiary in the event of the Participant’s death, to receive cash, Common Stock or a combination thereof.

(aa)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(bb)	“Plan” means this Krispy Kreme Doughnuts, Inc. 2000 Stock Incentive Plan, including any amendments thereto.

(cc)

“Restricted Stock” means an Award of Common Stock (or the right to receive a share of Common Stock in the future) granted in accordance with the terms of Article 8 and the other provisions of the Plan, and which is nontransferable and subject to a substantial risk of forfeiture. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms hereof and the applicable Agreement, they become transferable and free of substantial risk of forfeiture.

(dd)	“Retirement” shall mean retiring from employment with the Company or any Subsidiary on or after attaining age sixty five (65), or pursuant to a policy or agreement approved by the Board.

(ee)

“SAR” means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Agreement. In the absence of such specification, the holder shall be entitled to receive in cash, with respect to each share of

Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

(ff)	“Shares” means the shares of Common Stock of the Company (including any new, additional or different stock or securities resulting from the changes described in Section 4.3).

(gg)	“Stock Award” means a grant of Shares under Article 8 that is not generally subject to restrictions and pursuant to which a certificate for the Shares is transferred to the Employee.

(hh)

“Subsidiary” means (i) in the case of an ISO, any company during any period in which it is a “subsidiary corporation” (as that term is defined in Code Section 424(f)), and (ii) in the case of all other Awards, in addition to a “subsidiary corporation” as defined above, a partnership, limited liability company, joint venture or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests.

ARTICLE 3. ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by the Compensation Committee of the Board (or a subcommittee thereof), or by any other committee or subcommittee appointed by the Board that is granted authority to administer the Plan. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. In the absence of any such appointment, the Plan shall be administered by the Board.

     3.2 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full and exclusive power to select the Participants who shall participate in the Plan (who may change from year to year); determine the size and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan (including conditions on the exercisability of all or a part of an Option or SAR, restrictions on transferability, vesting provisions on Restricted Stock or Performance Unit Awards and the duration of the Awards); construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 14) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan, including accelerating the time any Option or SAR may be exercised and establishing different terms and conditions relating to the effect of the termination of employment or other services to the Company. Further, the Committee shall make all other determinations which may be necessary or advisable in the Committee’s opinion for the administration of the Plan. All expenses of administering this Plan shall be borne by the Company.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all Persons, including the Company, the shareholders, Participants and their estates and beneficiaries.

     3.4 Employees in Foreign Countries. The Committee shall have the authority to adopt such modifications, procedures, appendices and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or any Subsidiary may operate to assure the viability of the benefits from Awards granted to Employees employed in such countries and to meet the objectives of the Plan.

     3.5 No Option or SAR Repricing Without Shareholder Approval. Except as provided in Section 4.4 hereof relating to certain antidilution adjustments, unless the approval of shareholders of the Company is obtained, Options and SARs issued under the Plan shall not be amended to lower their exercise price, Options and SARs issued under the Plan will not be exchanged for other Options or SARs with lower exercise prices, and no other action shall be taken with respect to Options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which the Shares are listed.

ARTICLE 4. SHARES SUBJECT TO THE PLAN

     4.1 Number of Shares. Subject to adjustments under Section 4.4 below, the maximum number of Shares that may be delivered to participants and their beneficiaries under the Plan shall be equal to the sum of (i) 9,500,000; (ii) any Shares available for future awards under the Company’s 1998 Stock Option Plan as of the effective date of this Plan; and (iii) any Shares that are represented by awards granted under any prior plan of the Company, which are forfeited, expire or are canceled without the delivery of Shares or which result in the forfeiture of Shares back to the Company. In addition, any Shares delivered under the Plan or any prior plan of the Company which are forfeited back to the Company because of the failure to meet an award contingency or condition shall again be available for delivery pursuant to new awards granted under the Plan. Any Shares covered by an award (or portion of an award) granted under the Plan or any prior plan of the Company, which is forfeited or canceled, expires or is settled in cash, including the settlement of tax withholding obligations using Shares, shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Likewise, if any stock option is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment for such exercise under this Plan or any prior plan of the Company, only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Further, Shares issued under the Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of or in connection with the Company acquiring another entity shall not reduce the maximum number of Shares available for delivery under the Plan.

     4.2 Other Plan Limits. Subject to adjustment under Section 4.4, the maximum number of Shares that may be issued in connection with ISOs shall be 3,000,000.

     4.3 Nonexclusivity of the Plan. This Plan shall not be construed as creating any limitation on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     4.4 Adjustments in Authorized Shares. In the event of (i) any change in corporate capitalization, such as a stock split, reverse stock split, or stock dividend; (ii) any corporate transaction to which Code Section 424(a) applies, or (iii) such other event which in the judgment of the Committee necessitates an adjustment, such adjustment shall be made in the maximum number and kind of Shares which may be delivered under the Plan as set forth in Section 4.1 above, and in the number and kind of and/or price of Shares subject to outstanding Awards granted under the Plan or prior plan, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number and the Committee shall make such adjustments as are necessary to insure Awards of whole Shares. Except as expressly provided herein, the issuance by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an outstanding Award.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

     Any Director or Employee, or any independent contractor, adviser or consultant to the Company or a Parent, Subsidiary, or affiliate of the Company shall be eligible to receive an Award under the Plan. In determining the individuals to whom such an Award shall be granted and the number of Shares which may be granted pursuant to that Award, the Committee shall take into account the duties of the respective individual, his or her present and potential contributions to the success of the Company or a Parent, Subsidiary, or affiliate of the Company, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

ARTICLE 6. STOCK OPTIONS

     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have sole discretion in determining the number of Shares subject to Options granted to each Participant. An Option may be granted with or without a Corresponding SAR. No Participant may be granted ISOs (under the Plan and all other incentive stock option plans of the Company and any Parent or Subsidiary) which are first exercisable in any calendar year for Common Stock having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds One Hundred Thousand Dollars ($100,000). The preceding annual limit shall not apply to NQSOs. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants. Subject to adjustments under the principles set forth in Section 4.4 above, the maximum number of Shares subject to Options which can be granted under the Plan during any calendar year to any individual is 1,000,000 Shares; provided, however, that to the extent that the maximum number of Shares is not granted to a Participant in a calendar year, such amount may be carried over into subsequent years.

     6.2 Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an Option that is not designated as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be a NQSO. If the Option is granted in connection with a Corresponding SAR, the Agreement shall also specify the terms that apply to the exercise of the Option and Corresponding SAR. The Committee may provide in the Option Agreement for transfer restrictions, repurchase rights, vesting requirements and other limitations on the Shares to be issued pursuant to the exercise of an Option.

     6.3 Option Price. The Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. In no event, however, shall any Participant who owns (within the meaning of Section 424(d) of the Code) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company be eligible to receive an ISO at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted. The Committee is authorized to issue Options, whether ISOs or NQSOs, at an Option Price in excess of the Fair Market Value on the date the Option is granted (the so-called “Premium Price” Option) to encourage superior performance.

     6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant; provided, further, however, that any ISO granted to any Participant who at such time owns (within the meaning of Section 424(d) of the Code) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, shall not be exercisable later than the fifth (5th) anniversary date of its grant.

     6.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant with the Company or any Parent, Subsidiary or other entity, which need not be the same for each grant or for each Participant. Each Option shall be exercisable for such number of Shares and at such time or times, including periodic installments, as may be determined by the Committee at the time of the grant. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of a Change in Control (as defined in Section 13.1) of the Company or upon the occurrence of other events as specified in the Agreement. Except as otherwise provided in the Agreement and Article 13, the right to purchase Shares that are exercisable in periodic installments shall be cumulative so that when the right to purchase any Shares has accrued, such Shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option. The exercise or partial exercise of either an Option or its Corresponding SAR shall result in the termination of the other to the extent of the number of Shares with respect to which the Option or Corresponding SAR is exercised.

     6.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full, either: (a) in cash, (b) in cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired Shares (or delivering a certification of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered and which were acquired directly from the Company must have been held by the Participant for a period of at least six months unless otherwise provided by the Committee), or (d) if approved by the Committee, by a combination of (a), (b) and (c). The Committee also may allow cashless exercises as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. The Company may, in its discretion, make a loan to the Participant for purposes of permitting the Participant to exercise an Option and to pay any withholding taxes in connection with the exercise of the Option. Such loan shall be on such terms and conditions as may be determined by the Company. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s), and may place appropriate legends on the certificates representing such Shares.

     6.7 Transferability.

(a)

To Immediate Family and Related Entities. A Participant may transfer an Option granted hereunder, including, but not limited to, transfers to members of his or her Immediate Family (as defined below), to one or more trusts for the benefit of such Immediate Family members, to one or more partnerships where such Immediate Family members are the only partners, or to one or more limited liability companies (or similar entities) where such Immediate Family Members are the only members or beneficial owners of the entity, if (i) the Participant does not receive any consideration in any form whatsoever for such transfer, (ii) such transfer is permitted under applicable tax laws, and (iii) if the Participant is an Insider, such transfer is permitted under Rule 16b-3 of the Exchange Act as in effect from time to time. For purposes hereof, “Immediate Family” shall mean the Participant and the Participant’s spouse, children and grandchildren.

(b)	Transfers Incident to Divorce. A Participant may transfer a nonqualified stock option granted hereunder to a former spouse incident to such Participant’s divorce from the former spouse.

(c)

Conditions. Any Option transferred pursuant to this Section 6.7 shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable to such Option immediately prior to the transfer thereof. Any reference in any such Agreement to the employment by or performance of services for the Company by the Participant shall continue to refer to the employment of, or performance by, the transferring Participant. Any Option that is granted pursuant to any Agreement that did not initially expressly allow the transfer of said Option and that has not been amended to expressly permit such transfer, shall not be transferable by the Participant other than by will or by the laws of descent and distribution and such Option thus shall be exercisable in the Participant’s lifetime only by the Participant.

     6.8 Shareholder Rights. No Participant shall have any rights as a Shareholder with respect to Shares subject to his Option until the issuance of such Shares to the Participant pursuant to the exercise of such Option.

ARTICLE 7. STOCK APPRECIATION RIGHTS

     7.1 Grants of SARs. The Committee shall designate Participants to whom SARs are granted, and will specify the number of Shares of Common Stock subject to each grant. An SAR may be granted with or without a related Option. All SARs granted under this Plan shall be subject to an Agreement in accordance with the terms of this Plan. A payment to the Participant upon the exercise of a Corresponding SAR may not be more than the difference between the Fair Market Value of the Shares subject to the Option on the date of grant and the Fair Market Value of the Shares on the date of exercise of the Corresponding SAR. Subject to adjustments under the principles set forth in Section 4.4 above, the maximum number of Shares subject to SARs which can be granted under the Plan during any calendar year to any individual is 1,000,000 Shares; provided, however, that to the extent that the maximum number of Shares is not granted to a Participant in a calendar year, such amount may be carried over into subsequent years.

     7.2 Duration of SARs. The duration of an SAR shall be set forth in the Agreement as determined by the Committee; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. An SAR that is granted as a Corresponding SAR shall have the same duration as the Option to which it relates. An SAR shall terminate due to the Participant’s termination of employment at the same time as the date specified in Article 6 with respect to Options, regardless of whether the SAR was granted in connection with the grant of an Option.

     7.3 Exercise of SAR. An SAR may be exercised in whole at any time or in part from time to time and at such times and in compliance with such requirements as the Committee shall determine as set forth in the Agreement; provided, however, that a Corresponding SAR that is related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value of the Shares exceeds the Option Price of the related ISO. An SAR granted under this Plan may be exercised with respect to any number of whole Shares less than the full number of Shares for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining Shares subject to the SAR. The exercise of either an Option or Corresponding SAR shall result in the termination of the other to the extent of the number of Shares with respect to which the Option or its Corresponding SAR is exercised.

     7.4 Determination of Payment of Cash and/or Common Stock Upon Exercise of SAR. At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. A fractional Share shall not be deliverable upon the exercise of an SAR, but a cash payment shall be made in lieu thereof.

     7.5 Nontransferability. Each SAR granted under the Plan shall be nontransferable except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to any lien, obligation or liability of such Participant. A Corresponding SAR shall be subject to the same restrictions on transfer as the ISO to which it relates. Notwithstanding the foregoing, if the Agreement so provides, a Participant may transfer an SAR (other than a Corresponding SAR that relates to an Incentive Stock Option) under the same rules and conditions as are set forth in Section 6.7.

     7.6 Shareholder Rights. No Participant shall have any rights as a Shareholder with respect to Shares subject to an SAR until the issuance of Shares (if any) to the Participant pursuant to the exercise of such SAR.

ARTICLE 8. RESTRICTED STOCK; STOCK AWARDS

     8.1 Grants. The Committee may from time to time in its discretion grant Restricted Stock and Stock Awards to Participants and may determine the number of Shares of Restricted Stock or Stock Awards to be granted. The Committee shall determine the terms and conditions of, and the amount of payment, if any, to be made by the Participant for such Shares or Restricted Stock. A grant of Restricted Stock may, in addition to other conditions, require the Participant to pay for such Shares of Restricted Stock, but the Committee may establish a price below Fair Market Value at which the Participant can purchase the Shares of Restricted Stock. Each grant of Restricted Stock shall be evidenced by an Agreement containing terms and conditions not inconsistent with the Plan as the Committee shall determine to be appropriate in its sole discretion. Subject to adjustments under the principles set forth in Section 4.4 above, the maximum number of Shares of Restricted Stock which can be granted under the Plan during any calendar year to any individual, if such grant is intended to comply with Code Section 162(m), is 300,000 Shares.

     8.2 Restricted Period; Lapse of Restrictions. At the time a grant of Restricted Stock is made, the Committee shall establish a period or periods of time (the “Restricted Period”) applicable to such grant which, unless the Committee otherwise provides, shall not be less than three years in the aggregate. Subject to the other provisions of this Article 8, at the end of the Restricted Period all restrictions shall lapse and the Restricted Stock shall vest in the Participant. At the time a grant is made, the Committee may, in its discretion, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse or termination of restrictions upon the occurrence of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the Restricted Stock. Such conditions may, but need not, include the following:

(a)	The death, Disability or Retirement of the Employee to whom Restricted Stock is granted, or

(b)	The occurrence of a Change in Control of the Company.

The Committee may also, in its discretion, shorten or terminate the Restricted Period, or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Restricted Stock at any time after the date the grant is made.

     8.3 Rights of Holder; Limitations Thereon. Upon a grant of Restricted Stock, a stock certificate (or certificates) representing the number of Shares of Restricted Stock granted to the Participant may be registered in the Participant’s name and held in custody by the Company or a bank selected by the Committee for the Participant’s account. Following such registration, the Participant shall have the rights and privileges of a Shareholder as to such Restricted Stock, including the right to receive dividends, if and when declared by the Board of Directors, and to vote such Restricted Stock, except that the right to receive cash dividends shall be the right to receive such dividends either in cash currently or by payment in Restricted Stock, as the Committee shall determine, and except further that, the following restrictions shall apply:

(a)

The Participant shall not be entitled to delivery of a certificate until the expiration or termination of the Restricted Period for the Shares represented by such certificate and the satisfaction of any and all other conditions prescribed by the Committee;

(b)

None of the Shares of Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any and all other conditions prescribed by the Committee; and

(c)

In the event of the forfeiture of any Shares of Restricted Stock, such forfeited Shares shall be transferred to the Company without further action by the Participant and shall, in accordance with Section 4.1, again be available for grant under the Plan. If the Participant paid any amount for the Shares of Restricted Stock that are forfeited, the Company shall pay the Participant the lesser of the Fair Market Value of the Shares on the date they are forfeited or the amount paid by the Participant.

     With respect to any Shares received as a result of adjustments under Section 4.4 hereof and any Shares received with respect to cash dividends declared on Restricted Stock, the Participant shall have the same rights and privileges, and be subject to the same restrictions, as are set forth in this Article 8.

     8.4 Delivery of Unrestricted Shares. Upon the expiration or termination of the Restricted Period for any Shares of Restricted Stock and the satisfaction of any and all other conditions prescribed by the Committee, the restrictions applicable to such Shares of Restricted Stock shall lapse and a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions except any that may be imposed by law, a Shareholders’ agreement or any other agreement, to the holder of the Restricted Stock. The Company shall not be required to deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value (determined as of the date the restrictions lapse) of such fractional Share to the holder thereof. Concurrently with the delivery of a certificate for Restricted Stock, the holder shall be required to pay an amount necessary to satisfy any applicable federal, state and local tax requirements as set out in Article 15 below.

     8.5 Nonassignability of Restricted Stock. Unless the Committee provides otherwise in the Agreement, no grant of, nor any right or interest of a Participant in or to, any Restricted Stock, or in any instrument evidencing any grant of Restricted Stock under the Plan, may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

ARTICLE 9. PERFORMANCE UNIT AWARDS

     9.1 Award. The Committee may designate Participants to whom Performance Unit Awards will be granted from time to time for no consideration and specify the number of Shares of Common Stock covered by the Award. Subject to adjustment under the principles set forth in Section 4.4 above, the maximum number of Shares subject for Performance Units which can be granted under the Plan during any calendar year to any individual is 300,000 Shares (or the fair market value thereof).

     9.2 Earning the Award. A Performance Unit Award, or portion thereof, will be earned, and the Participant will be entitled to receive Common Stock, a cash payment or a combination thereof, only upon the achievement by the Participant, the Company, or a Parent or Subsidiary of such performance objectives as the Committee, in its discretion, shall prescribe on the date of grant.

     The Committee may in determining whether performance targets have been met adjust the Company’s financial results to exclude the effect of unusual charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, reductions in force, currency fluctuations or changes in accounting, which are distortive of financial results (either on a segment or consolidated basis). In addition, the Committee will adjust its calculations to exclude the effect on financial results of changes in the Code or other tax laws, or the regulations relating thereto.

     9.3 Payment. In the discretion of the Committee, the amount payable when a Performance Unit Award is earned may be settled in cash, by the grant of Common Stock or a combination of cash and Common Stock. The aggregate Fair Market Value of the Common Stock received by the Participant pursuant to a Performance Unit Award, together with any cash paid to the Participant, shall be equal to the aggregate Fair Market Value, on the date the Performance Units are earned, of the number of Shares of Common Stock equal to each Performance Unit earned. A fractional Share will not be deliverable when a Performance Unit Award is earned, but a cash payment will be made in lieu thereof.

     9.4 Shareholder Rights. No Participant shall have, as a result of receiving a Performance Unit Award, any rights as a Shareholder until and to the extent that the Performance Units are earned and Common Stock is transferred to such Participant. If the Agreement so provides, a Participant may receive a cash payment equal to the dividends that would have been payable with respect to the number of Shares of Common Stock covered by the Award between (a) the date that the Performance Units are awarded and (b) the date that a transfer of Common Stock to the Participant, cash settlement, or combination thereof is made pursuant to the Performance Unit Award. A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Performance Unit Award or the right to receive Common Stock thereunder other than by will or the laws of descent and distribution. After a Performance Unit Award is earned and paid in Common Stock, a Participant will have all the rights of a Shareholder with respect to the Common Stock so awarded; provided that the restrictions of any Shareholders’ agreement or other agreement shall, if applicable, continue to apply.

ARTICLE 10. BENEFICIARY DESIGNATION

     To the extent applicable, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company and shall be effective only when filed by the Participant, in writing, with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate. If required, the spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary or beneficiaries other than the spouse.

ARTICLE 11. DEFERRALS

     The Committee may permit a Participant to defer to another plan or program such Participant’s receipt of Shares or cash that would otherwise be due to such Participant by virtue of any Award. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 12. RIGHTS OF PARTICIPANTS

     12.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or a Parent, Subsidiary, or affiliate of the Company to terminate any Participant’s employment by, or performance of services for, the Company or any Parent, Subsidiary, or affiliate of the Company at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or a Parent, Subsidiary, or affiliate of the Company. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its affiliates (or between affiliates) shall not be deemed a termination of employment.

     12.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 13. CHANGE IN CONTROL

     13.1 Definition. For purposes of the Plan, a “Change in Control” means any of the following events:

(a)

The acquisition (other than from the Company) by any Person of Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that for purposes of this Section 13.1, Person shall not include any person who on the date hereof owns 25% or more of the Company’s outstanding securities, and a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, or (ii) any corporation, which, immediately prior to such acquisition, is owned directly or indirectly by the Shareholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

(b)

Approval by Shareholders of the Company of (1) a merger or consolidation involving the Company if the Shareholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation, or (2) a complete liquidation or dissolution of the Company, or (3) an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

(c)

A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 13.1 that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company’s Shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, including any successor to such Rule), or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, shall not be so considered as a member of the Incumbent Board.

ARTICLE 14. AMENDMENT, MODIFICATION AND TERMINATION

     14.1 Amendment, Modification and Termination. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, that, unless approved by the holders of a majority of the total number of Shares of the Company represented and voted at a meeting at which a quorum is present, no amendment shall be made to the Plan if such amendment would (a) materially modify the eligibility requirements provided in Article 5; (b) increase the total number of Shares which may be granted under the Plan (except as provided in Section 4.4); (c) extend the term of the Plan; or (d) amend the Plan in any other manner which the Board, in its discretion, determines should become effective only if approved by the Shareholders even if such Shareholder approval is not expressly required by the Plan or by law.

     14.2 Awards Previously Granted. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award. The Committee shall, with the written consent of the Participant holding such Award, have the authority to cancel Awards outstanding and grant replacement Awards therefor.

     14.3 Compliance With Code Section 162(m). At all times when the Committee determines that compliance with Code Section 162(m) is required or desired, all Awards granted under this Plan to Named Executive Officers shall comply with the requirements of Code Section 162(m). In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards under the Plan, the Committee may, subject to this Article 14, make any adjustments it deems appropriate.

     The vesting of any Restricted Stock Award granted pursuant to Section 8 above may, and the payment of any Performance Unit granted pursuant to Section 9 above shall, be made only upon certification by the Committee of the attainment, over a performance period established by the Committee, of any one or more quantifiable performance targets, which have been established by the Committee. Such targets may be either absolute or relative and shall be based on earnings, earnings per share, earnings before interest, taxes and depreciation and amortization, growth in earnings per share, achievement of annual operating profit plans, operating profit margin, return on equity performance, total shareholder return, stock price, system-wide sales, customer satisfaction, store income as a percentage of sales, comparable store sales growth, number of new store operating weeks, achievement of new store sales standards, EBITDA, return on assets, general administrative expenses as a percentage of revenue, or aging of accounts receivable. The specific performance targets for each participating executive officer shall be established in writing by the Committee within 90 days after the commencement of the fiscal year (or within such other time period as may be required by Section 162(m) of the Internal Revenue Code) to which the performance target relates. The performance target shall be established in such a manner that a third party having knowledge of the relevant facts could determine whether the performance goal has been met.

ARTICLE 15. WITHHOLDING

     15.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with an Award under this Plan.

     15.2 Share Withholding. With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Awards granted hereunder which are to be paid in the form of Shares, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. In addition, Participants may elect, subject to the approval of the Committee, to satisfy tax withholding requirements by tendering Common Stock to the Company. All elections shall be irrevocable, made in writing, signed by the Participant, and elections by Insiders shall additionally comply with all legal requirements applicable to Share transactions by such Participants.

ARTICLE 16. INDEMNIFICATION

     Each person who is or shall have been a member of the Committee, or the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall be in addition to any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 17. SUCCESSORS

     All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 18. LEGAL CONSTRUCTION

     18.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine; the plural shall include the singular and the singular shall include the plural.

     18.2 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     18.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     18.4 Regulatory Approvals and Listing. The Company shall not be required to issue any certificate or certificates for Shares under the Plan prior to (i) obtaining any approval from any governmental agency which the Company shall, in its discretion, determine to be necessary or advisable, (ii) the admission of such Shares to listing on any national securities exchange or Nasdaq on which the Company’s Shares may be listed, and (iii) the completion of any registration or other qualification of such Shares under any state or federal law or ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

     To the extent applicable, if required by the then-current Section 16 of the Exchange Act, any “derivative security” or “equity security” offered pursuant to the Plan to any Insider may not be sold or transferred for at least six (6) months after the date of grant of such Award. The terms “equity security” and “derivative security” shall have the meanings ascribed to them in the then-current Rule 16(a) under the Exchange Act.

     18.5 Securities Law Compliance. To the extent applicable, with respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     18.6 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of North Carolina.

     18.7 Section 409A. It is intended that the Plan and Awards issued hereunder will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder) to the extent the Awards are subject thereto, and the Plan and such Awards shall be interpreted on a basis consistent with such intent. The Plan and any Award Agreements issued thereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code.

Krispy Kreme Doughnuts, Inc.
370 Knollwood Street, Suite 500
Winston-Salem, North Carolina 27103
Attention: Secretary

COMMON STOCK OF KRISPY KREME DOUGHNUTS, INC.

     This proxy is solicited by the Board of Directors for the June 4, 2007 Annual Meeting of Shareholders.

     The undersigned hereby appoints Daryl G. Brewster and Michael C. Phalen, and each of them, the proxy of the undersigned to vote the common stock of the undersigned at the Annual Meeting of Shareholders of Krispy Kreme Doughnuts, Inc. (the "Company") to be held on June 4, 2007, and at any adjournment or postponement thereof.

     The Board of Directors recommends a vote "FOR": (1) the election of the director nominees named in this proxy and accompanying Proxy Statement, (2) the approval of the amendments to the Company's 2000 Stock Incentive Plan described in the accompanying Proxy Statement, and (3) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for its fiscal year ending February 3, 2008; and unless instructions to the contrary are indicated in the space provided, this proxy will be so voted.

(Continued and to be signed on the reverse side)

SEE REVERSE SIDE

▲ IF YOU PLAN TO ATTEND THE MEETING, ▲
PLEASE FOLLOW THE REGISTRATION INSTRUCTIONS & DETACH ADMISSION TICKET HERE

KRISPY KREME DOUGHNUTS, INC.
Annual Meeting of Shareholders
Monday, June 4, 2007, 9:00 A.M.
M.C. Benton Jr. Convention and Civic Center
301 West Fifth Street
Winston-Salem, North Carolina 2710

ADMISSION TICKET
(NOTE: YOU MUST REGISTER TO ATTEND)

     Seating at the Annual Meeting of Krispy Kreme Doughnuts, Inc. is limited. If you plan to attend, you MUST register by checking the appropriate box on your proxy card, or, if voting by telephone or via the Internet, indicate your intention to attend the Annual Meeting when prompted. If you plan to vote in person at the Annual Meeting, you MUST inform us of your intention to do so by registering via the Internet at www.krispykreme.com. Alternatively, you may send a written request to: Krispy Kreme Doughnuts, Inc., 370 Knollwood Street, Suite 500, Winston-Salem, North Carolina 27103, Attention: Secretary.

     If you have registered to attend the Annual Meeting, you MUST bring this Admission Ticket with you to the Annual Meeting, along with valid photographic identification. The Meeting will begin promptly. Please plan to arrive early to allow time for the registration process.

     This Ticket is not transferable. Only those shareholders of record as of April 4, 2007 are entitled to attend the Annual Meeting.

     When you arrive at the Annual Meeting site, please fill in your complete name in the space provided below and submit this Ticket to one of the attendants at the registration desk.

Shareholder Name:

Please mark vote as Indicated in this example	×

1.	Election of Class II Directors	Election of Class Ill Directors
	01) Daryl G. Brewster	04) Charles A. Blixt
	02) Lynn Crump-Caine	05) C. Stephen Lynn
03) Robert S. McCoy, Jr.

FOR all nominees for director listed above.

WITHHOLD AUTHORITY to vote for all nominees listed above.

WITHHOLD AUTHORITY to vote for any individual(s).Write nominee name(s) below.

		FOR	AGAINST	ABSTAIN
2.	The approval of the amendments to the Company’s 2000 Stock Incentive Plan described in the accompanying Proxy Statement.

		FOR	AGAINST	ABSTAIN
3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for its fiscal year ending February 3, 2008.

4.	In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

If you agree to view future Proxy Statements and Annual Reports to Shareholders of the Company on the Internet instead of receiving paper copies in the mail as described in the accompanying Proxy Statement (to the extent the Company makes such option available), please mark the following box.

If you plan to attend the Annual Meeting of Shareholders, please mark the following box.

Date: ______________________________________________,	200___

Signature Please sign this Proxy exactly as name appears on the Proxy.

NOTE: When signing as attorney, trustee, administrator or guardian, please give full title as such. In the case of joint tenants, each joint owner must sign.

▲ TO VOTE BY MAIL PLEASE DETACH HERE ▲

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE: Call Toll Free On a Touch-Telephone 1-800-404-7833. There is NO CHARGE to you for this call.

OPTION A: To vote as the Board of Directors recommends on ALL proposals, press 1.

OPTION B: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

Item 1:	To vote FOR all nominees, press 1; To WITHHOLD from all nominees, press 9; To WITHHOLD from an individual nominee, press 0.

Item 2:	To vote FOR the approval of the amendments to the Company’s 2000 Stock Incentive Plan, press 1; AGAINST, press 9; ABSTAIN, press 0.

Item 3:	To vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for its fiscal year ending February 3, 2008, press 1; AGAINST, press 9; ABSTAIN, press 0.

ATTENDANCE: If you plan to attend the Annual Meeting of Shareholders, press 1. If you do not plan to attend the Annual Meeting of Shareholders, press 0.

VIEW PROXY STATEMENTS AND ANNUAL REPORTS ON THE INTERNET: If you agree to view future Proxy Statements and Annual Reports to Shareholders of the Company on the Internet instead of receiving paper copies in the mail, as described in the accompanying Proxy Statement (to the extent the Company makes such option available), press 1.

VOTE BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/KKD. Please follow instructions on website. IF YOU VOTE BY PHONE OR INTERNET — DO NOT MAIL THE PROXY CARD. THANK YOU FOR VOTING.